
                                                                     EXHIBIT 2.1

                                                                       EXECUTION

        ----------------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                           AEGIS RESEARCH CORPORATION,

                            MANTECH BETA CORPORATION,

                        MANTECH INTERNATIONAL CORPORATION

                                       AND

                                 CITIBANK, N.A.,

            (LIMITED TO THE EXTENT SPECIFICALLY PROVIDED FOR HEREIN)



                            DATED AS OF JULY 1, 2002

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                                TABLE OF CONTENTS
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ARTICLE I DEFINITIONS ......................................................................      1
    Section 1.1   Definitions ..............................................................      1
    Section 1.2   Construction .............................................................      9

ARTICLE II THE MERGER                                                                            10
    Section 2.1   The Merger ...............................................................     10
    Section 2.2   Closing ..................................................................     10
    Section 2.3   Effective Time ...........................................................     10
    Section 2.4   Articles of Incorporation and By-laws of the Surviving Corporation .......     10
    Section 2.5   Directors and Officers ...................................................     11
    Section 2.6   Effect of the Merger .....................................................     11
    Section 2.7   Effect on Shares of Company Common Stock .................................     11
    Section 2.8   Capital Stock of Merger Sub ..............................................     14
    Section 2.9   Closing Net Worth Adjustment and Estimated Closing Net Worth Adjustment ..     14
    Section 2.10  Post-Closing Adjustment Payment ..........................................     15
    Section 2.11  Adjustment Escrow Account ................................................     17
    Section 2.12  Deliveries at the Closing ................................................     17
    Section 2.13  Section 338(h)(10) Election ..............................................     19
    Section 2.14  Distribution to Company Stockholders .....................................     20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..................................     20
    Section 3.1   Organization and Good Standing ...........................................     20
    Section 3.2   Corporate Authority; No Violation ........................................     21
    Section 3.3   Ownership of Shares ......................................................     22
    Section 3.4   Capitalization of the Company ............................................     22
    Section 3.5   Corporate Records ........................................................     22
    Section 3.6   Tax Matters ..............................................................     22
    Section 3.7   Employee Benefit Plans ...................................................     24
    Section 3.8   Broker's or Finder's Fees ................................................     26
    Section 3.9   Financial Statements .....................................................     26
    Section 3.10  Accounts Receivable ......................................................     27
    Section 3.11  Absence of Undisclosed Liabilities .......................................     27
    Section 3.12  Existing Condition .......................................................     27
    Section 3.13  Title to Properties; Leasehold Interests .................................     29
    Section 3.14  Litigation ...............................................................     29
    Section 3.15  Compliance with Law ......................................................     29
    Section 3.16  Insurance ................................................................     29
    Section 3.17  Contracts and Commitments ................................................     30
    Section 3.18  Environmental Matters ....................................................     31
    Section 3.19  Intellectual Property ....................................................     32
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                                TABLE OF CONTENTS (cont'd)
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    Section 3.20  No Third Party Options ...................................................     33
    Section 3.21  Governmental Authorizations ..............................................     33
    Section 3.22  Government Contract Regulatory Matters ...................................     33
    Section 3.23  Material Misstatements or Omissions ......................................     35

ARTICLE IV REPRESENTATIONS OF BUYER AND MERGER SUB .........................................     36
    Section 4.1   Organization and Good Standing ...........................................     36
    Section 4.2   Corporate Authority; No Violation ........................................     37
    Section 4.3   Compliance with Laws .....................................................     38
    Section 4.4   Litigation ...............................................................     38
    Section 4.5   Finders; Brokers .........................................................     38
    Section 4.6   Merger Sub ...............................................................     38
    Section 4.7   Acquisition and Opportunity to Investigate ...............................     39
    Section 4.8   No Outside Reliance ......................................................     39

ARTICLE V CERTAIN AGREEMENTS ...............................................................     39
    Section 5.1   Stockholder Approval .....................................................     39
    Section 5.2   Company Options ..........................................................     39
    Section 5.3   Conduct of the Business ..................................................     40
    Section 5.4   Access to Information ....................................................     42
    Section 5.5   Efforts; Further Assurances; Permits .....................................     42
    Section 5.6   Books and Records ........................................................     43
    Section 5.7   Governmental Regulatory Approvals and Required Consents ..................     43
    Section 5.8   Employee Relations and Benefits ..........................................     43
    Section 5.9   Public Announcements .....................................................     44
    Section 5.10  Expenses .................................................................     44
    Section 5.11  Director and Officer Indemnification .....................................     44
    Section 5.12  No Solicitation ..........................................................     46

ARTICLE VI CONDITIONS ......................................................................     46
    Section 6.1   Conditions Precedent to Obligations of Buyer, Merger Sub
                  and the Company...........................................................     46
    Section 6.2   Conditions Precedent to Obligation of the Company ........................     46
    Section 6.3   Conditions Precedent to Obligation of Buyer and Merger Sub ...............     47

ARTICLE VII INDEMNIFICATION ................................................................     48
    Section 7.1   Indemnification by the Stockholders ......................................     48
    Section 7.2   Indemnification by Buyer and Merger Sub ..................................     48
    Section 7.3   Survival of Representations and Warranties; Limitations
                  on Indemnification........................................................     48
    Section 7.4   Indemnification Escrow Account ...........................................     50
    Section 7.5   Method of Asserting Claims ...............................................     51
    Section 7.6   Exclusive Remedy .........................................................     53
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                                TABLE OF CONTENTS (cont'd)
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ARTICLE VIII TAX MATTERS ...................................................................     53
    Section 8.1   Tax Returns ..............................................................     53
    Section 8.2   Certain Contest Rights ...................................................     54
    Section 8.3   Cooperation and Exchange of Information ..................................     55
    Section 8.4   Refunds ..................................................................     55
    Section 8.5   Certain Taxes ............................................................     56

ARTICLE IX ESCROW AGENT ....................................................................     56
    Section 9.1   Appointment of Escrow Agent ..............................................     56
    Section 9.2   Protection of Escrow Funds ...............................................     56
    Section 9.3   Investment of Escrow Funds ...............................................     57
    Section 9.4   Escrow Agent's Duties ....................................................     58
    Section 9.5   Escrow Agent Fees ........................................................     60
    Section 9.6   Stockholder Representative; Power of Attorney ............................     61

ARTICLE X TERMINATION OF AGREEMENT; PAYMENT OF EXPENSES; WAIVER OF CONDITIONS ..............     62
    Section 10.1  Termination of Agreement .................................................     62
    Section 10.2  Payment of Expenses ......................................................     63

ARTICLE XI MISCELLANEOUS ...................................................................     63
    Section 11.1  Amendments ...............................................................     63
    Section 11.2  Governing Law; Submission to Jurisdiction ................................     63
    Section 11.3  Notices ..................................................................     64
    Section 11.4  Assignment and Binding Effect ............................................     65
    Section 11.5  Entire Agreement .........................................................     65
    Section 11.6  Severability .............................................................     65
    Section 11.7  Counterparts .............................................................     65
    Section 11.8  Waiver ...................................................................     65
    Section 11.9  Headings .................................................................     66
    Section 11.10 Specific Performance .....................................................     66
    Section 11.11 The Stockholders and the Stockholder Representative ......................     66
    Section 11.12 Company's Disclosure Schedule; Estimates .................................     66

EXHIBITS:
---------
Exhibit A         Company's Disclosure Schedule
Exhibit B         Buyer's and Merger Sub's Disclosure Schedule
Exhibit C         Form of Certificate of Merger
Exhibit D         Forms of Cashout Agreement
Exhibit E         Form of Letter of Transmittal
Exhibit F         Written Consent of Stockholders
Exhibit G         Form of Stockholder Voting Agreement
Exhibit H         Form of Incumbency Certificate
Exhibit I         Escrow Agent Fee Schedule

         AGREEMENT AND PLAN OF MERGER, dated as of July 1, 2002 (hereinafter "Agreement"), by and among AEGIS RESEARCH CORPORATION, a Delaware corporation (the "Company"), MANTECH BETA CORPORATION, a newly incorporated Delaware corporation ("Merger Sub"), and MANTECH INTERNATIONAL CORPORATION, a Delaware corporation ("Buyer"). Citibank, N.A. has joined this Agreement solely for the purposes of acting as escrow agent (the "Escrow Agent") with respect to the Escrow Funds deposited into the Escrow Accounts.
         -------------------------------------------------------------


         WHEREAS, the Company is engaged in the business of providing services to agencies of the United States government and other customers (as heretofore engaged in by the Company, the "Business");

         WHEREAS, the Merger Parties desire that all of the stock of the Company shall be acquired by Buyer;

         WHEREAS, the board of directors of each of Buyer, Merger Sub and the Company have: (a) determined that the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the "Merger"), is advisable, fair to, and in the best interests of their respective stockholders; and (b) approved the Merger under and pursuant to the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Stockholders of the Company entitled to vote to approve the Merger have determined that the Merger is in the Stockholders' best interests and have voted their shares of the Company's Common Stock to approve the Merger; and

         WHEREAS, the Merger Parties wish to appoint Citibank, N.A., as Escrow Agent, for the purpose of acting as Escrow Agent under the terms hereof and the Escrow Agent is willing to join in this Agreement solely for such purpose;

         NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties and covenants contained herein, the Parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         Section 1.1 Definitions. The following terms shall have the indicated meaning when used in this Agreement:

         "Accounting Principles" shall have the meaning ascribed to such term in
Section 2.9(a).

         "Actual Net Worth Adjustment" shall have the meaning ascribed to such term in Section 2.10(a).

         "Adjustment Escrow Account" shall mean the escrow account established and maintained by the Escrow Agent in which the Adjustment Escrow Amount is held pursuant to the terms hereof.

         "Adjustment Escrow Amount" shall mean the aggregate cash amount of Three Million Five Hundred Thousand Dollars ($3,500,000).

         "Adjustment in Favor of Buyer" shall have the meaning ascribed to such term in Section 2.10(a).

         "Adjustment in Favor of Stockholders" shall have the meaning ascribed to such term in Section 2.10(a).

         "Affiliate" shall mean with respect to any Person, any other Person that is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its subsidiaries, and the term "control" (including the terms "controlled by" and "under common control with") means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise.

         "Aggregate Merger Consideration" shall have the meaning ascribed to such term in Section 2.7(a).

         "ARC Stock Option Plans" shall mean the Aegis Research Corporation Stock Option Plan dated April 1, 1994, and the Aegis Research Corporation Consultant Stock Option Plan dated July 27, 1994, both as amended through the date hereof.

         "Authorizations" shall mean all licenses, certificates, permits, franchises, or other authorizations granted to the Company by Governmental Entities that are used in or relate to the conduct of the business of the Company, including those that are listed on Section 3.2(b) of the Company's Disclosure Schedule.

         "Authorized Person" shall have the meaning ascribed to such term in
Section 9.4(a).

         "Balance Sheet Date Net Worth" shall have the meaning ascribed to such term in Section 2.9(a).

         "Benefit Plan" shall mean each written pension, profit-sharing, thrift, savings or other retirement, bonus, deferred compensation, incentive compensation, employee stock ownership, stock purchase, stock option, stock bonus, severance or termination pay, hospitalization or other medical, life or other insurance, long- or short-term disability, supplemental unemployment benefit, fringe benefit, sick pay, or vacation pay or similar plan, program, agreement, or arrangement maintained for the benefit of current or former employees, directors or consultants of the Company or with respect to which the Company makes or has any obligation to make contributions.

         "Books and Records" shall mean all of the Company's customer or subscriber lists and records, accounts and billing records, detailed property records, equipment records, plans, blueprints, specifications, designs, drawings, surveys, engineering reports, and personnel records (where applicable) and all other documents, computer data and records owned or controlled by the Company relating to the Company.

         "Business" shall have the meaning ascribed to such term in the recitals above.

         "Business Day" shall mean any day other than a Saturday, Sunday or federal holiday.

         "Buyer" shall have the meaning ascribed to such term in the recitals above.

         "Buyer Adjustment Notice" shall have the meaning ascribed to such term in Section 2.10(a).

         "Buyer's and Merger Sub's Disclosure Schedule" shall mean the contents of Exhibit B.

         "Cashout Agreement" shall have the meaning ascribed to such term in
Section 5.2.

         "Certificate of Merger" shall mean that certain Certificate of Merger substantially in the form of Exhibit C.

         "Class A Common" shall have the meaning ascribed to such term in
Section 3.4.

         "Class B Common" shall have the meaning ascribed to such term in
Section 3.4.

         "Closing" shall have the meaning ascribed to such term in Section 2.2.

         "Closing Date" shall have the meaning ascribed to such term in
Section 2.2.

         "Closing Date Balance Sheet" shall have the meaning ascribed to such term in Section 2.9(b).

         "Closing Merger Consideration" shall have the meaning ascribed to such term in Section 2.7(b).

         "Closing Net Worth" shall have the meaning ascribed to such term in
Section 2.9(b).

         "Closing Net Worth Adjustment" shall have the meaning ascribed to such term in Section 2.9(a).

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

         "Company Balance Sheet" shall mean the pro forma balance sheet of the Company as of the Company Balance Sheet Date.

         "Company Balance Sheet Date" shall mean December 31, 2001, included as
Section 1.1A of the Company's Disclosure Schedule.

         "Company Common Stock" shall mean the Class A Common and the Class B Common.

         "Company Intellectual Property" shall have the meaning ascribed to such term in Section 3.19(a).

         "Company Option" shall mean an option to acquire, or a stock appreciation right in respect of, Company Common Stock granted under one of the ARC Stock Option Plans.

         "Company's Disclosure Schedule" shall mean the contents of Exhibit A.

         "Current Government Contracts" shall have the meaning ascribed to such term in Section 3.22(a).

         "Demand Note" shall mean the Demand Note, dated July 28, 2000, as amended, by and between the Company (as Payee) and William H. and Lee Anne F. Geiger (as Makers).

         "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended.

         "Effective Time" shall have the meaning ascribed to such term in
Section 2.3.

         "Environmental Laws" shall mean all United States federal, state and local laws, statutes, ordinances, and codes which address or are otherwise concerned with, environmental issues, and all regulations, rules, standards, orders and directives of all properly constituted governmental authorities (charged with the responsibility of implementing or enforcing such laws, statutes, ordinances and codes) relating to (a) "Releases" (as defined in 42 U.S.C. sec. 9601(22)) or threatened Releases of Hazardous Material (as defined below) into the environment, (b) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (c) protecting or restoring natural resources or (d) the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any person, firm or entity (whether or not incorporated) which, by reason of its relationship with the Company, is required to be aggregated with the Company under Sections 414(b), (c) or (m) of the Code.

         "Escrow Accounts" shall mean the Adjustment Escrow Account and the Indemnification Escrow Account.

         "Escrow Agent" shall mean Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, and its successors.

         "Escrow Funds" shall mean the funds, including any and all income and proceeds thereon, held on deposit from time to time by the Escrow Agent in the Escrow Accounts.

         "Estimated Net Worth Adjustment" shall have the meaning set forth in
Section 2.9(a).

         "Final Payment" shall have the meaning ascribed to such term in
Section 2.10(d).

         "GAAP" shall mean United States generally accepted accounting principles.

         "Government Contract" shall mean any prime contract with the United States government or any other Governmental Entity and any subcontract with a prime contractor or higher-tier subcontractor under a prime contract with the United States government or any other Governmental Entity, in each case, to which the Company is a party.

         "Government Contract Bids" shall have the meaning ascribed to such term in Section 3.22(a).

         "Governmental Entity" shall mean any public body or authority, including courts of competent jurisdiction, domestic or foreign.

         "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. ("CERCLA"); (ii) the Emergency Planning and Community Right-to-Know Act,
42 U.S.C. Section 11001 et seq.; (iii) the U.S. Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (iv) the U.S. Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (v) the U.S. Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.;
(vi) regulations promulgated under any of the above statutes or (vii) any applicable state or local statute, ordinance, rule, or Regulation that has a scope or purpose similar to those statutes identified above.

         "Indemnification Escrow Account" shall mean the escrow account established and maintained by the Escrow Agent in which the Indemnification Escrow Amount is held pursuant to the terms hereof.

         "Indemnification Escrow Amount" shall mean the aggregate cash amount of Ten Million Five Hundred Thousand Dollars ($10,500,000).

         "Indemnification Escrow Termination Date" shall mean the first anniversary of the Closing Date.

         "Indemnified Employees" shall have the meaning ascribed to such term in
Section 5.11(a).

         "Indemnity Claim" shall have the meaning ascribed to such term in
Section 7.3(d).

         "Initial Purchase Price" shall mean Seventy Million Dollars ($70,000,000) in cash.

         "Intellectual Property" shall mean (a) letters patent, patents, patent applications, patent licenses, and all claims with regard thereto; (b) software licenses and know-how licenses, source codes, passwords, trade names, trademarks, service marks, licenses of trademarks, trade names and/or service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications; (c) interests in inventions, processes and trade secrets, whether reduced to practice or not, on which no application for letters patent has been filed but as to which the Company has a right or option to obtain an assignment or license by reason of an existing contract with or employment of the inventor; (d) methods or processes, designs, technical data, product development data, research data, know-how, market reports, consumer investigations, product surveys, distribution methods customer lists, trade secrets, notebooks and other industrial property rights, whether or not secret and whether or not reduced to writing; and (e) all other factual and proprietary information, whether or not secret and whether or not reduced to writing, including all invention disclosures, data, analytic methods, acceptance or rejection criteria, whether or not capable of precise separate description, but which in any event alone or when accumulated give to the one acquiring it an ability to study, test, produce or market something which one otherwise would not have known to study, test, produce or market in the same way.

         "IRS" shall mean the Internal Revenue Service or its successor.

         "Knowledge" or "aware" or similar terms, shall mean, with respect to any Person, the knowledge that a director or Officer of such Person (which, in the case of the Company, shall include William H. Geiger, Lee Anne F. Geiger, Robert M. Huffstutler and Harry Ridenour) has or would have reason to have if he or she had performed his or her services and duties in the ordinary course on behalf of such Person in a reasonably diligent manner, but without additional investigation or inquiry beyond that required for the discharge of his or her duties in the ordinary course in a reasonably diligent manner.

         "Law(s)" shall mean any federal, state, local or other statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any governmental authority (including Environmental Laws).

         "Liability" or "Liabilities" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim of deficiency of any type, known or unknown, and whether accrued, absolute, contingent, matured, unmatured or other.

         "Licensed Intellectual Property" shall have the meaning ascribed to such term in Section 3.19(b).

         "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, collateral sales contract, security interest or encumbrance of any kind.

         "Listed Contract" shall have the meaning ascribed to such term in
Section 3.17(b).

         "Losses" shall have the meaning ascribed to such term in Section 7.1.

         "Material Adverse Effect" shall mean a material adverse effect on the business, results of operations or financial condition of a Person, taken as a whole. Changes in general industry or economic conditions or adverse effects arising from the announcement or consummation of the transactions contemplated hereby shall not be deemed to be have caused or result in a

Material Adverse Effect on the Company, unless such changes adversely impact the ability of a Person to consummate the transactions contemplated by this Agreement or to perform any of its obligations under this Agreement.

         "Merger" shall have the meaning ascribed to such term in the recitals above.

         "Merger Consideration" shall mean the sum of (a) that portion of the Closing Merger Consideration that is allocable to each outstanding share of Company Common Stock plus (b) that portion of the Adjustment in Favor of Stockholders, if any, that is allocable to each outstanding share of Company Common Stock.

         "Merger Parties" shall mean, individually and collectively, the Company, the Merger Sub and Buyer.

         "Merger Sub Common Stock" shall have the meaning ascribed to such term in Section 2.8.

         "Multiemployer Plan" shall mean a "multiemployer plan", as defined in
Section 3(37) of ERISA.

         "Officer" shall have the meaning ascribed to such term in Rule 16a-1 under the Securities Exchange Act of 1934, as amended.

         "Officer's Certificate" shall have the meaning ascribed to such term in
Section 7.5(a).

         "Option Cashout Amount" shall mean, with respect to each Cashout Agreement, all amounts to be paid by Buyer on behalf of the Company immediately prior to the Effective Time under the Cashout Agreement.

         "Option Consideration" shall mean (a) (i) the sum of (A) the Initial Purchase Price plus (B) the Estimated Net Worth Adjustment less (ii) the Transaction Fees divided by (b) the sum of (i) the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus
(ii) the total number of shares covered by unexercised Company Options outstanding immediately prior to the Effective Time.

         "Option Non-Cashout Amount" shall mean, with respect to each unexercised Company Option outstanding as of the Closing Date that is not the subject of a Cashout Agreement, an amount equal to the Option Consideration minus the strike price payable in respect of such Company Option.

         "Parties" shall mean, individually and collectively, the Merger Parties and the Escrow Agent.

         "Permitted Liens" shall mean (a) statutory Liens for Taxes and water and sewer charges not yet delinquent or Liens arising out of Taxes or general or special assessments not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings; (b) those Liens disclosed in Section 3.13 of the Company's Disclosure Schedule; (c) statutory Liens of carriers, warehousemen, mechanics, materialmen and the like arising in the ordinary course of business for obligations not yet due and that could not reasonably be expected to have a Material Adverse Effect on the Company; (d) easements, restrictive covenants, rights of way and other similar restrictions that could not reasonably be expected to have a Material Adverse Effect on the Company; (e) landlord's Liens; (f) imperfections of title and Liens that could not reasonably be expected to have a Material Adverse Effect on the Company or that are reserved against in the Company Balance Sheet;
(g) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (h) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed; and (i) zoning, building and other similar restrictions imposed by any laws that could not reasonably be expected to have a Material Adverse Effect on the Company.

         "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Public Filings" shall mean all forms, reports, schedules, registration statements, definitive proxy statements and other documents (together with all amendments thereof and supplements thereto) filed by Buyer with the U.S. Securities and Exchange Commission since November 23, 2001.

         "Real Property" shall mean all real property and interests in real property (including those certain easements, privileges, right-of-way agreements, surface use rights, servitudes, and other real property interests necessary for access to or which are ancillary or appurtenant to the use and enjoyment of such real property and the operation of the business of the Company).

         "Referee" shall have the meaning ascribed to such term in
Section 2.10(c).

         "Regulatory Approvals" shall have the meaning ascribed to such term in
Section 5.7.

         "Required Consents" shall have the meaning ascribed to such term in
Section 3.2(b).

         "Stockholder Representative" shall mean (a) William H. Geiger,
(b) in the event of the death or disability of William H. Geiger, Lee Anne F. Geiger, and (c) in the event of the death or disability of both William H. Geiger and Lee Anne F. Geiger, a Person designated by the Stockholders holding a majority in interest of the Indemnification Escrow Account.

         "Stockholders" shall mean the holders of the Company Common Stock immediately prior to the Effective Time.

         "Surviving Corporation" shall have the meaning ascribed to such term in
Section 2.1.

         "Surviving Corporation Common Stock" shall have the meaning ascribed to such term in Section 2.8.

         "Tax Benefit" shall have the meaning ascribed to such term in
Section 7.3(d).

         "Tax Returns" shall mean all returns, declarations, reports, claims for refund, statements and other documents required or permitted to be filed with any Governmental Entity in respect of any Tax (including payroll tax remittances and payroll tax returns, but not including the Stockholders' personal returns, declarations, reports, claims for refund, statements and other documents) and "Tax Return" shall mean one of the foregoing Tax Returns.

         "Taxes" shall mean all taxes, charges, fees, levies, imposts, withholdings or other assessments, domestic or foreign, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, premium, windfall profits, environmental, capital stock, social security (or similar), unemployment, disability, registration, value added, alternative or add-on minimum, real property, personal property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

         "Termination Date" shall have the meaning ascribed such term in
Section 10.1.

         "Transaction Fees" shall have the meaning ascribed such term in
Section 2.7(b).

         "Voluntary Termination Date" shall mean September 30, 2002, or such other date as may be from time to time agreed by Buyer and the Company.

         "Welfare Plan" shall mean any "employee welfare benefit plan" as such term is defined in Section 3(l) of ERISA.

         Section 1.2  Construction.

         (a) This Agreement is to be deemed to have been prepared jointly by the Parties after arm's length negotiations, and any uncertainty or ambiguity existing herein shall not be interpreted against any party, but according to the application of the rules of interpretation of contracts.

         (b) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto and all attachments thereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) "Dollars," "dollars" or "$" shall refer to United States dollars, and (vi) provisions shall apply, when appropriate, to successive events and transactions.

         (c) The Escrow Agent is joining this Agreement solely for the purpose of acting as Escrow Agent with respect to the Escrow Funds deposited into the Escrow Accounts. The Escrow Agent shall be treated as a party to this Agreement solely for such purposes, shall have no obligations hereunder or with respect to the Merger or the Merger Parties other than those specifically set forth herein and shall not be viewed in any way (i) as assuming any of the obligations of the Merger Parties hereunder or with respect to the Merger, (ii) as responsible for monitoring the compliance by any of the Merger Parties with their obligations hereunder, or (iii) as endorsing or supporting in any way the transactions contemplated herein. Nothing contained herein shall in any way be interpreted to limit the ability of the Escrow Agent to receive the benefits of any rights in favor of the Escrow Agent granted herein.

                                   ARTICLE II

                                   THE MERGER
                                   ----------

         Section 2.1 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the Company, as existing on and after the Effective Time, being hereinafter sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware.

         Section 2.2 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. (Washington, D.C. time) on a date to be specified by the Merger Parties, which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature can only be satisfied at the Closing), at the Washington, D.C. office of Covington & Burling, unless another date or place is agreed to in writing by the Merger Parties (such date upon which the Closing occurs, the "Closing Date").

         Section 2.3   Effective Time. Concurrently with the Closing, the
Merger Parties hereto shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The time the Merger becomes effective in accordance with applicable law, which shall be the date and time at which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such other date and time as is agreed between the Merger Parties and specified in the Certificate of Merger, is referred to herein as the "Effective Time."

         Section 2.4 Articles of Incorporation and By-laws of the Surviving Corporation. Subject to the requirements of Section 5.11(a):

         (a) The articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law; provided, however, that Article I of the articles of incorporation shall be amended by virtue of the Merger to provide that the name of the Surviving Corporation from and after the Effective Time shall be ManTech Aegis Research Corporation.

         (b) Unless otherwise determined by Buyer, the by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable law.

         Section 2.5 Directors and Officers. The directors and officers of the Surviving Corporation at the Effective Time shall be the directors and officers, respectively, of Merger Sub immediately prior to the Effective Time, and such persons shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

         Section 2.6 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all Liabilities and duties of the Company and Merger Sub shall become the Liabilities and duties of the Surviving Corporation.

         Section 2.7 Effect on Shares of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

         (a) Aggregate Merger Consideration. Subject to the terms and conditions of this Agreement, Buyer agrees to pay or cause to be paid to, or on behalf of, holders of Company Common Stock an aggregate amount equal to (i) the sum of
(A) the Initial Purchase Price plus (B) the Estimated Net Worth Adjustment, less
(ii) the sum of (A) the aggregate of all Option Cashout Amounts and (B) the aggregate of all Option Non-Cashout Amounts (the "Aggregate Merger Consideration"), such amount to be paid and distributed as further provided in
Section 2.7(b) and (c).

         (b) Payment of Escrow Amounts and Transaction Fees. At the Effective Time, Buyer shall deliver or cause to be delivered, on behalf of the holders of Company Common Stock:

                (i) a portion of the Aggregate Merger Consideration equal to the
                    Adjustment Escrow Amount to the Escrow Agent to be held in escrow pursuant to the terms contained herein relating to the Adjustment Escrow Account;

               (ii) a portion of the Aggregate Merger Consideration equal to the
                    Indemnification Escrow Amount to the Escrow Agent to be held in escrow pursuant to the terms contained herein relating to the Indemnification Escrow Account; and

              (iii) such portion of the Aggregate Merger Consideration as is necessary to satisfy final bills rendered by the legal, accounting and investment banking advisors to the Company invoicing fees and expenses incurred in such advisors' representation of the Company in connection with the transactions contemplated hereby, such final bills to be delivered to the Company no later than one

                    Business Day prior to Closing (such fees and expenses, "Transaction Fees").

The amount of Aggregate Merger Consideration remaining after the delivery of the Adjustment Escrow Amount and the Indemnification Escrow Amount to the Escrow Agent and the payment in full of the Transaction Fees is referred to herein as the "Closing Merger Consideration."

         (c) Allocation of Closing Merger Consideration. At the Effective Time, each share of the Company Common Stock outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 2.7(f)), shall by virtue of the Merger be converted into the right to receive, and Buyer shall pay or cause to be paid, an amount equal to (i) the Closing Merger Consideration divided by (ii) the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time. In addition, the holder of each share of Company Common Stock shall be entitled to receive, as and when payable, a pro rata share of any Adjustment in Favor of Stockholders paid in accordance with
Section 2.11(b).

         (d) Cancellation of Company-Owned Stock. At the Effective Time, each share of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no cash, stock or other property shall be delivered in exchange therefor.

         (e) Dissenting Shares. Shares of Company Common Stock for which the holders thereof shall have perfected and not withdrawn or lost their appraisal rights in accordance with Section 262 of the DGCL ("Dissenting Shares") will be paid for by Buyer in accordance with Section 262 of the DGCL. Following the Closing, the Surviving Corporation shall provide notice to each Stockholder regarding appraisal rights in accordance with Section 262 of the DGCL. The Company shall give Buyer (i) prompt notice of any written demands for fair value received by the Company, withdrawals of such demands, and any other related instruments served pursuant to Section 262 of the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for fair value under the DGCL. The Company shall not, except with the prior written consent of Buyer, voluntarily make any payment with respect to any demands for fair value for Dissenting Shares or offer to settle, or settle, any such demands. If any such holder shall have failed to perfect or effectively withdrawn or lost such holder's right to dissent from the Merger, each of such holder's share of Company Common Stock shall thereupon be deemed to have been converted into and to have become, at the Effective Time, the right to receive the Merger Consideration.

         (f) Exchange Procedures. As soon as practicable after the Effective Time, Buyer, as agent for the Surviving Corporation, shall cause to be mailed to each holder of record of a certificate previously representing shares of Company Common Stock (a "Certificate") the following: (i) a letter of transmittal in substantially the form of Exhibit E hereto specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Buyer; and (ii) instructions for use in effecting the surrender of the Certificates in payment for the Merger Consideration. Upon the proper surrender of a Certificate to Buyer, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive, in payment therefor, a check representing the Merger Consideration (including a pro rata share of any Adjustment in Favor of Stockholders at the time the same becomes payable pursuant hereto) which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration. In the event of a transfer of ownership of any shares of Company Common Stock not registered in the transfer records of the Company, a check for the Merger Consideration (including a pro rata share of any Adjustment in Favor of Stockholders at the time the same becomes payable pursuant hereto) may be issued to the transferee if the Certificate representing such Company Common Stock is presented to Buyer, accompanied by documents sufficient, in the discretion of Buyer, (i) to evidence and effect such transfer, and (ii) to evidence that all applicable stock transfer taxes have been paid. After the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made or recognized. Buyer and Merger Sub shall cooperate with the Company prior to the Effective Time to take such actions as may be necessary to permit and facilitate the delivery of as many Certificates as possible, and the payment of Closing Merger Consideration attributable thereto (it being understood that any Adjustment in Favor of Stockholders will be paid subsequent to the Effective Time in accordance with the provisions hereof), simultaneously with the Effective Time.

         (g) No Further Ownership Rights in Company Common Stock. As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist. Each holder of a Certificate shall cease to have any rights with respect thereto, except the right to receive Merger Consideration (including a pro rata share of any Adjustment in Favor of Stockholders at the time the same becomes payable pursuant hereto) upon surrender of such Certificate in accordance with
Section 2.7(f), without interest. The Merger Consideration paid or payable in respect of the surrender of Certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates. If after the Effective Time Certificates are presented to Buyer or the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration (including any Adjustment in Favor of Stockholders at the time the same becomes payable pursuant hereto) deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in Section 2.7(f).

         (h) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such amount as the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate or, at the Surviving Corporation's discretion, the offering of a satisfactory written indemnity therefor, the Surviving Corporation or its agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (including any Adjustment in Favor of Stockholders at the time the same becomes payable pursuant hereto) to which the holder of such Certificate is entitled.

         (i) Options. Immediately prior to the Effective Time, Buyer shall pay, for and on behalf of the Company, to holders of each Company Option that is then outstanding and subject to a Cashout Agreement, the Option Cashout Amount in respect of such Company Options pursuant to such Cashout Agreement. Each payment of an Option Cashout Amount shall be made by Buyer's delivery of its corporate check in immediately available funds, payable to the holder of the Company Option. After the Effective Time, the Surviving Corporation shall pay to holders of each Company Option that is outstanding immediately prior to the Effective Time and not subject to a Cashout Agreement, upon exercise thereof, the Option Non-Cashout Amount in respect of such Company Option. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall deliver to each holder of a Company Option an appropriate notice setting forth such holder's rights pursuant to such Company Option. Notwithstanding the foregoing, in the event the Closing does not occur on or before the Voluntary Termination Date for any reason, all amounts paid by Buyer pursuant to this provision shall be returned to Buyer in cash by means of wire transfer of immediately available funds by the Company.

         Section 2.8 Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation (the "Surviving Corporation Common Stock"). Each stock certificate of Merger Sub evidencing ownership of any such shares of Merger Sub Common Stock shall, as of the Effective Time, evidence ownership of such shares of Surviving Corporation Common Stock.

         Section 2.9 Closing Net Worth Adjustment and Estimated Closing Net Worth Adjustment.

         (a) The "Closing Net Worth Adjustment" shall be the positive or negative amount by which the Closing Net Worth (as defined below) differs from $8,962,000 (the "Balance Sheet Date Net Worth"), but in no event shall the Closing Net Worth Adjustment, whether positive or negative, exceed Two Million Dollars ($2,000,000). If the Closing Net Worth exceeds the Balance Sheet Date Net Worth, then the Closing Net Worth Adjustment shall be positive; and if the Closing Net Worth is less than the Balance Sheet Date Net Worth, then the Closing Net Worth Adjustment shall be negative. The Company shall estimate in good faith the Closing Net Worth, as of Closing, and deliver such estimate (including (i) an unaudited balance sheet of the Company as of a date within ten
(10) days of the Closing Date prepared in accordance with GAAP, applied in a manner consistent with and using all of the same accounting principles, practices, methodologies and policies (including, in the case of judgments, judgments consistent with the applicable judgment made with respect to the Company Balance Sheet) used in the preparation of the Company Balance Sheet (the "Accounting Principles") and (ii) copies of the work papers used to prepare such estimate and unaudited balance sheet) to Buyer no later than two (2) Business Days before the Closing Date (the difference between such estimate and the Balance Sheet Date Net Worth being the "Estimated Net Worth Adjustment"). In no event shall the Estimated Net Worth Adjustment, whether positive or negative, exceed Two Million Dollars ($2,000,000). The Closing Net Worth shall be finally determined in accordance with Section 2.9(b) and Section 2.10.

         (b) Promptly after the Closing, Buyers' independent accountants shall
(i) audit the books of account of the Company as of the Closing Date, and
(ii) prepare an audited balance sheet of the Company as of the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with the Accounting Principles and shall be accompanied by an unqualified report of Buyer's independent accountants on the Closing Date Balance Sheet certifying that the Closing Date Balance Sheet and any related notes thereto were prepared in accordance with the Accounting Principles. The Merger Parties acknowledge that (A) the sole purpose of the determination of Closing Net Worth is to adjust the Initial Purchase Price so as to reflect the change in net worth of the Company from the Company Balance Sheet Date to the Closing Date and (B) such change is to be measured on a totally consistent basis so that the calculation is to be done using the same Accounting Principles at both dates. For purposes of this Agreement, "Closing Net Worth" shall mean, subject to the provisions of Section 2.9(c), (i) the Company's assets as of the Closing, less (ii) the Company's liabilities as of Closing, in each case as reflected on the Closing Date Balance Sheet.

         (c) The Closing Date Balance Sheet shall be prepared excluding the following items: (i) any amount owing to the Company under the Demand Note, the rights to which shall have been distributed to the Stockholders as contemplated by Section 2.14; (ii) any liability for distributions planned or scheduled to be made to any Stockholders in respect of taxes associated with ownership of Company Common Stock, it being understood that distributions to Stockholders will be made as contemplated by Section 2.14 and the Surviving Corporation shall have no obligation to make any such distributions following the Closing; and
(iii) any liability for Option Non-Cashout Amounts or Option Cashout Amounts (it being acknowledged and agreed that adequate allowance for such amounts has been made in the calculation of the Aggregate Merger Consideration), provided, however, that any unpaid payroll taxes associated with the Option Non-Cashout Amounts and the Option Cashout Amounts shall be reflected on the Closing Date Balance Sheet.

         Section 2.10  Post-Closing Adjustment Payment.

         (a) Buyer, based on the Closing Date Balance Sheet, shall provide to the Stockholder Representative, within thirty (30) days after Closing, (i) a copy of the Closing Date Balance Sheet accompanied by the unqualified report of Buyer's accountant as provided in Section 2.9(b), and (ii) a copy of Buyer's independent accountants' calculation of (A) the actual Closing Net Worth Adjustment ("Actual Net Worth Adjustment"); (B) the amount, if any, by which the Estimated Net Worth Adjustment is less than the Actual Net Worth Adjustment (an "Adjustment in Favor of Stockholders"); and (C) the amount, if any, by which the Estimated Net Worth Adjustment is greater than the Actual Net Worth Adjustment (an "Adjustment in Favor of Buyer") (such materials, the "Buyer Adjustment Notice").

         (b) Buyer, at the Stockholder Representative's request, shall allow the Stockholder Representative and his or her representatives access at all reasonable times to the Surviving Corporation's and Buyer's accountants, personnel, properties, books and records, work papers, schedules and calculations relating to the Closing Date Balance Sheet and the Actual Net Worth Adjustment for the purpose of reviewing the Buyer Adjustment Notice and the Closing Date Balance Sheet and confirming the accuracy of the preparation thereof. In the event that the Stockholder Representative provides notice ("Stockholder Objection Notice") to Buyer no later than thirty (30) days after receipt of the Buyer Adjustment Notice that the Stockholders dispute Buyer's independent accountants' determination of the Actual Net Worth Adjustment, the Adjustment in Favor of Stockholders or the Adjustment in Favor of Buyer determined in accordance with Section 2.10(a), the Stockholder Representative and Buyer shall then meet and negotiate in good faith to resolve such dispute, such negotiation to begin as soon as practicable (but in any case, no later than thirty (30) days) after Buyer's receipt of the Stockholder Objection Notice.

         (c) In the event that Buyer and the Stockholder Representative are not able to resolve such dispute within forty-five (45) days after the date on which the Stockholder Representative provides Buyer with the Stockholder Objection Notice, then either the Stockholder Representative or Buyer may refer the issues in dispute to a neutral mutually acceptable independent accounting firm of national reputation with which no party hereto has had a preexisting relationship for resolution (the "Referee"). The decision of such issues by the Referee shall be final and binding on all Merger Parties. The Merger Parties shall submit their positions on the dispute to the Referee within thirty (30) days after referral, and shall direct the Referee to decide the dispute within fifteen (15) days after submission to it. The fees and expenses of the Referee shall be paid one-half by Buyer and one-half by the funds on deposit in the Adjustment Escrow Account. Buyer and the Stockholder Representative shall direct the Referee to promptly provide invoices of all such fees and expenses directly to the Stockholder Representative, the Escrow Agent and Buyer. As soon as possible following Escrow Agent's receipt of the Referee's invoice, Escrow Agent shall distribute one-half of the invoice amount from the funds on deposit in the Adjustment Escrow Account in accordance with the wire transfer instructions set forth in such invoice. The Escrow Agent shall have no responsibility to verify the accuracy of any information contained in such invoice, nor shall the Escrow Agent incur any liability for acting in accordance with such invoice.

         (d) On the applicable date referred to in Section 2.10(f), either
(i) Buyer shall pay to the Stockholders (pro rata in accordance with their respective ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time and subject, for each Stockholder, to the Stockholder's compliance with the exchange procedures contemplated by
Section 2.7(f)) the amount of any Adjustment in Favor of Stockholders, or
(ii) any Adjustment in Favor of Buyer shall be distributed to Buyer from the funds on deposit in the Adjustment Escrow Account in accordance with the terms and conditions of Section 2.11(b). Any such payment is hereinafter referred to as the "Final Payment." Any Final Payment shall include simple interest at the rate of 6% per annum from the Closing Date to the date of payment and the amount specified on the instruction directing the distribution of the Adjustment in Favor of Buyer shall include such interest.

         (e) In no event shall the amount payable under this Section 2.10 in respect of any Adjustment in Favor of Buyer exceed the amount then held in the Adjustment Escrow Account.

         (f) Any Final Payment shall be made by wire transfer of immediately available funds within three (3) Business Days after its final determination in accordance with this Section 2.10 to account(s) specified by Buyer and Stockholder Representative to receive the Final Payment; provided, however, that Buyer shall not be required to make any payment by wire transfer in an amount less than Five Hundred Thousand Dollars ($500,000) and may issue checks written against immediately available funds in lieu of wire transfer for such payments.

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         Section 2.11  Adjustment Escrow Account.

         (a) Deposit of Funds into Adjustment Escrow Account. At the Effective Time, Buyer shall deposit into the Adjustment Escrow Account, on behalf of the Stockholders, pro rata in accordance with their respective ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time, the Adjustment Escrow Amount as contemplated by Section 2.7(b). The Merger Parties hereby agree and acknowledge that the Escrow Agent shall have no duty to solicit the delivery of the Adjustment Escrow Amount into the Adjustment Escrow Account.

         (b) Final Distribution from the Adjustment Escrow Account. Upon determination of (i) the Final Payment as provided in Section 2.10(d) (together with interest thereon), if such Final Payment (together with interest thereon) is to be paid from the Adjustment Escrow Account, and (ii) the expenses of the Stockholder Representative incurred in connection with the Adjustment Escrow Account and the determination of the Final Payment, if any, the Stockholder Representative and Buyer shall deliver to the Escrow Agent a joint signed, written instruction to distribute all funds remaining in the Adjustment Escrow Account and the Escrow Agent shall as soon as practicable thereafter distribute such funds as follows (x) first, to the Stockholder Representative, as provided in such instruction (which instruction shall state the dollar amount of all remaining unreimbursed expenses of the Stockholder Representative incurred in connection with the Adjustment Escrow Account, if any, and the applicable wire transfer instructions for delivery of such amounts), (y) second, to Buyer, as provided in such instruction (which instruction shall state the dollar amount of any Final Payment that is an Adjustment in Favor of Buyer (together with interest thereon), if any, and the applicable wire transfer instructions for delivery of such amounts), and (z) third, to the Stockholders, as provided in such instruction (which instruction shall list the names and wire transfer instructions or addresses (for payment by check) of each Stockholder and the amount of funds to be delivered from the Adjustment Escrow Account to each Stockholder, if any, which amounts shall be calculated from their respective pro rata portions of the funds remaining in the Adjustment Escrow Account in accordance with the Stockholders' ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time).

         Section 2.12  Deliveries at the Closing.

         (a) Buyer and Merger Sub Deliveries. Without limiting any other obligation of Buyer and Merger Sub under this Agreement, at the Closing, Buyer and Merger Sub shall deliver or cause to be delivered to the Company and the Stockholder Representative, for the benefit of the Stockholders, the following:

               (i) A certificate of each of Buyer and Merger Sub dated the Closing Date and signed, in each case, on its behalf by its authorized officer certifying that:

                    (A) its articles of incorporation and by-laws, attached to the certificate, are true and complete and have been in full force and effect in the form attached thereto since the date of the adoption of the resolutions referred to in clause (B) below and have not been amended, rescinded or modified, except to the extent attached thereto;

                    (B) the resolutions adopted by its board of directors, attached to the certificate, authorizing its execution, delivery and performance of this Agreement and its actions taken in connection with the transactions contemplated by this Agreement, were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout or by unanimous written consent, remain in full force and effect, and have not been amended, rescinded or modified, except to the extent attached thereto;

                    (C) its officers executing this Agreement and any other documents delivered pursuant to this Agreement are incumbent officers and the specimen signatures on the certificate are their genuine signatures; and

                    (D) it is in good standing in all jurisdictions in which the failure to be in good standing could reasonably be expected to have a Material Adverse Effect on Buyer, and shall attach good standing certificates certified by the Secretary of State of Delaware, dated as of a date not more than ten (10) days prior to the Closing Date; and

                    (E) the conditions specified in Section 6.2(a) of this Agreement have been fulfilled or waived; and

              (ii) such other documents, instruments, certificates and writings as reasonably may be requested by the Company or the Stockholder Representative on behalf of the Stockholders no later than three (3) Business Days prior to the Closing.

         (b) Company Deliveries. Without limiting any other obligation of the Company under this Agreement, at the Closing, the Company shall deliver or cause to be delivered the following to Buyer and Merger Sub:

               (i) A certificate of the Company dated the Closing Date and signed on its behalf by its authorized officer certifying that:

                    (A) its articles of incorporation and by-laws, attached to the certificate, are true and complete and have been in full force and effect in the form attached thereto since the date of the adoption of the resolutions referred to in clause (B) below and have not been amended, rescinded or modified, except to the extent attached thereto;

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

                    (B) the resolutions adopted by its board of directors, attached to the certificate, authorizing its execution, delivery and performance of this Agreement and its actions taken in connection with the transactions contemplated by this Agreement, were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout or by unanimous written consent, remain in full force and effect, and have not been amended, rescinded or modified, except to the extent attached thereto;

                    (C) its officers executing this Agreement and any other documents delivered pursuant to this Agreement are incumbent officers and the specimen signatures on the certificate are their genuine signatures; and

                    (D) it is in good standing in all jurisdictions in which the failure to be in good standing could reasonably be expected to have a Material Adverse Effect on the Company, and shall attach a good standing certificate certified by the Secretary of State of Delaware, dated as of a date not more than ten (10) days prior to the Closing Date; and

                    (E) the conditions specified in Section 6.3(a) of this Agreement have been fulfilled or waived;

              (ii) copies of documentation evidencing the agreement of Wachovia Bank f/k/a First Union National Bank to release all of its Liens with respect to that certain First Amended and Restated Loan and Security Agreement, dated as of September 3, 2000, between the Company and Wachovia Bank f/k/a First Union National Bank, as amended, upon receipt of full payment from Buyer of amounts outstanding thereunder at Closing;

             (iii) the minute books, corporate seals and stock ledger of the Company; and

              (iv) such other documents, instruments, certificates and writings as reasonably may be requested by Buyer no later than three
                    (3) Business Days prior to the Closing.

         Section 2.13  Section 338(h)(10) Election.

         (a) Each Stockholder shall join with Buyer in making an election under
Section 338(h)(10) of the Code and, at the request of Buyer, any analogous provision of state or local law (each such election, a "Section 338 Election") with respect to the purchase of the stock of the Company. Prior to the Closing Date, the Company shall deliver to Buyer a separate IRS Form 8023 executed by each Shareholder (collectively referred to as "Forms 8023"); provided, however, that all entries on lines 9 and 11 of the Forms 8023 shall state "see attached Form 8023

Schedule" (the "Form 8023 Schedule"). A copy of the Form 8023 Schedule will be attached to each of the Forms 8023 after the Closing Date and the Dollar amounts required to be reported on lines 9 and 11 of the Form 8023 shall be mutually agreed upon by the Stockholder Representative as representative for the Stockholders and Buyer and set forth on the Form 8023 Schedule, as described below in Section 2.13(b).

         (b) Buyer shall prepare and deliver to the Stockholder Representative an initial draft of the Form 8023 Schedule (the "Draft Form 8023 Schedule") within ninety (90) days after the Closing. In the event that the Stockholder Representative shall disagree with the Draft Form 8023 Schedule, the Stockholder Representative shall so notify Buyer in writing within thirty (30) days after its receipt of the Draft Form 8023 Schedule. The Stockholder Representative and Buyer shall negotiate in good faith to resolve any disputed aspects of the Draft Form 8023 Schedule. If the Stockholder Representative and Buyer are unable to agree upon the allocation within thirty (30) days of Buyer's receipt of the notice of the Stockholder Representative, the disputed portion(s) shall be submitted to an accounting firm mutually acceptable to the Stockholder Representative and Buyer (the "Accountant") for resolution in the succeeding twenty (20) days. The allocation resulting from the Accountant's decision shall be final and binding as between the Stockholders and Buyer.

         (c) Buyer, the Company and the Stockholders shall each file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with the Form 8023 Schedule.

         (d) The Stockholders shall include their pro rata share of any income, gain, loss, deduction, or other tax item resulting from the Section 338 Election on their tax returns to the extent required by applicable law.

         Section 2.14 Distribution to Company Stockholders. The Merger Parties acknowledge and agree that, immediately prior to Closing, the Company will make a distribution to the Stockholders of all cash, all rights to receive payment in respect of the Demand Note and all other cash equivalents then held by the Company.

                                  Article III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         As a material inducement to Buyer and Merger Sub to enter into this Agreement, except as disclosed on the Company's Disclosure Schedule delivered to Buyer and Merger Sub by the Company concurrently herewith, the Company represents and warrants to Buyer and Merger Sub as provided in Sections 3.1 through 3.23:

         Section 3.1 Organization and Good Standing. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to conduct its business as presently conducted and to own and operate the assets and properties now owned and operated by it. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on the Company. The Company has no subsidiaries and owns no shares of any corporation and has no ownership or other investment interest, either of record, beneficially, or equitably, in any association, partnership, joint venture or other legal entity.

         Section 3.2  Corporate Authority; No Violation.

         (a) This Agreement and the consummation of all of the transactions provided for herein, including the Merger, have been duly authorized by the board of directors of the Company and by all requisite corporate or other action (other than Stockholder action), and the Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject only to the approval by the requisite Stockholders. This Agreement has been duly executed and delivered by the Company, and when executed and delivered by Buyer and Merger Sub, assuming the enforceability of such agreements upon Buyer and Merger Sub, will constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

         (b) Except as disclosed in Section 3.2 of the Company's Disclosure Schedule (the "Required Consents"), the execution and delivery by the Company of this Agreement and the consummation and performance by the Company of the transactions contemplated hereby in the manner herein provided does not and will not (i) require the approval, consent or authorization of, or any filing with or notice to, any federal, state, local or other governmental agency or body or any other third party (which is not deemed to include the Stockholders), other than
(A) approvals, consents, authorizations, filings or notices of a character such that a failure to obtain, file or give them could not reasonably be expected to have a Material Adverse Effect on the Company or otherwise impair or affect the validity of this Agreement or prevent the consummation of the transactions contemplated hereby and (B) approvals, consents, authorizations, filings or notices which have been obtained, made or given, or (ii) conflict with, or result in an uncured or unwaived breach or violation of any term or provision of, constitute a default under, or cause the acceleration of any payments pursuant to (A) the articles of incorporation or by-laws of the Company, (B) any indenture, mortgage, deed of trust, lease, note or note agreement or any other agreement or instrument to which the Company is a party or by which the Company or any of its assets or properties is bound, (C) any governmental license, franchise, permit or other authorization held by the Company, or (D) any law, judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or body applicable to the Company, in each case set out in this clause (ii), the conflict, breach or violation of which could reasonably be expected to have a Material Adverse Effect on the Company or otherwise impair or affect the validity of this Agreement or prevent the consummation of the transactions contemplated hereby.

         (c) Pursuant to the DGCL, the Certificate of Incorporation and the ByLaws of the Company, this Agreement and the Merger must be approved by the affirmative vote of the Stockholders that hold the outstanding shares of Class A Common Stock. The Stockholders that hold the outstanding shares of Class A Common Stock have each approved this Agreement and the Merger by executing a Written Consent of Stockholders dated as of the date hereof, an executed copy of which is attached hereto as Exhibit F. The approval of this Agreement and the

Merger by the Stockholders that hold the outstanding shares of Class A Common Stock constitutes the requisite approval of the Stockholders and no other vote of the Stockholders is required with respect to approval of the transactions contemplated hereby.

         Section 3.3  Ownership of Shares.

         (a) Class A Common Stock. All of the issued and outstanding shares of Class A Common are owned by William H. Geiger and Lee Anne F. Geiger beneficially and of record. The Class A Common are the only issued and outstanding shares of the Company that have voting rights, except as otherwise required by the DGCL.

         (b) Class B Common Stock. All of the issued and outstanding shares of Class B Common are owned of record as set forth on Section 3.3 of the Company's Disclosure Schedule.

         Section 3.4 Capitalization of the Company. The authorized capital stock of the Company consists of 1,250,000 shares of Common Stock consisting of 750,000 shares of Class A Common Stock, $0.01 par value per share ("Class A Common"), and 500,000 shares of Class B Common Stock, $0.01 par value per share ("Class B Common"), of which 750,000 shares of Class A Common and 158,250 shares of Class B Common are issued and are outstanding on the date hereof. All of the issued and outstanding shares of Company Common Stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. Except as set forth in Section 3.4 of the Company's Disclosure Schedule, there are no preemptive rights with respect to any of the shares of Company Common Stock. Except with respect to options to purchase and stock appreciation rights corresponding to 201,850 shares of Class B Common outstanding as of the date hereof under the ARC Stock Option Plans, there are no outstanding agreements, subscriptions, options, warrants, convertible securities, calls, commitments or rights of any kind (contingent or otherwise) pertaining to the issuance or purchase of any Company equity securities. To the Company's Knowledge, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock. To the Company's Knowledge, there are no agreements between the Stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

         Section 3.5 Corporate Records. The minute books of the Company are current and contain correct and complete copies of the articles of incorporation and by-laws of the Company, including all amendments thereto and restatements thereof, and of all minutes of all meetings and material resolutions of the Company's stockholders and board of directors, duly signed by the secretary or an assistant secretary of the Company. The stock record books of the Company are current, correct and complete and reflect the issuance of all of the shares of Company Common Stock to the Stockholders.

         Section 3.6  Tax Matters.

         (a) The Company will have duly and timely filed all material Tax Returns required to be filed by the Company on or prior to the Closing Date and all such Tax Returns are accurate, correct and complete in all material respects. The Company will have paid in full all

Taxes or will have made adequate provision on the Closing Date Balance Sheet for the payment of all Taxes which, as of the Closing Date, have been incurred or are due.

         (b) Neither the Company nor, to the Company's Knowledge, any Stockholders have received any notice of deficiency or assessment from any taxing authority with respect to Liabilities for Taxes of the Company that have not been fully paid or finally settled.

         (c) Except as set forth on Section 3.6 of the Company's Disclosure Schedule, (i) the Tax Returns of the Company have been audited by the appropriate authorities or are closed by the applicable statutes of limitations for all taxable periods through December 31, 1997, and any Liabilities of the Company with respect thereto has been fully paid, finally settled or adequately provided for on the Company Balance Sheet, and (ii) there are no disputes pending in respect of, or claims asserted for, Taxes on the Company, nor are there any pending or, to the Company's Knowledge, threatened, audits or investigations or outstanding matters under discussion with any taxing authorities with respect to the payment of Taxes by the Company, nor has the Company given or been requested by any taxing authority to give any waivers extending the statutory period of limitations applicable to any Tax Return for any Taxes of the Company.

         (d) Except as set forth on Section 3.6 of the Company's Disclosure Schedule, the Company has not (i) requested any extension of time within which to file any Tax Return for the Company, which Tax Return has not since been filed, or (ii) executed any power of attorney, which is currently in effect, with respect to any matter relating to Taxes of the Company.

         (e) The Company, with regard to any property or assets held or acquired by it at any time, has not filed a consent pursuant to Section 341(f) of the Code.

         (f) The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii).

         (g) Except as set forth on Section 3.6 of the Company's Disclosure Schedule, the Company has not agreed to make, nor is it required to make any adjustment pursuant to Sections 481(a) or 263A of the Code (or similar provisions of other law) by reason of a change in accounting method. The Company has not taken action that is not in accordance with past practice that could defer a liability for Taxes of the Company from any taxable period ending on or before the Closing Date to any taxable period ending after such date.

         (h) There are no Liens with respect to Taxes (except for Liens for Taxes not yet delinquent) upon any of the properties or assets, personal or mixed, tangible or intangible, of the Company.

         (i) The Company is not a party to or bound by any agreement providing for the indemnification, allocation or sharing of Taxes.

         (j) The Company has no liability for the Taxes of any Person (other than the Company) (i) under Treasury Regulations Section 1.1502-6 of the income tax regulations (or any similar provision of State, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

         (k) The Company is not party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with the Agreement or any change of control of the Company, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

         (l) The Company is not party to or bound by any closing agreement or offer in compromise with any taxing authority.

         (m) Section 3.6(m) of the Company's Disclosure Schedule discloses all foreign jurisdictions in which the Company is subject to Tax, is engaged in business or has a permanent establishment.

         (n) The Company is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

         (o) Except as set forth on Section 3.6 of the Company's Disclosure Schedule, in the twenty-four (24) months preceding the date of this Agreement, the Company has not: (i) made any distributions, redemptions or other payments in respect of its capital stock other than regular and normal distributions consistent with the Company's past practice; or (ii) disposed of any of its assets other than in the ordinary course or business.

         (p) Since its incorporation and at all times up through and including the Closing Date, the Company had in effect a valid election to be taxed as an S corporation for federal income tax purposes and is eligible to make a
Section 338(h)(10) election

         Section 3.7  Employee Benefit Plans.

         (a) Section 3.7(a) of the Company's Disclosure Schedule lists all Benefit Plans, oral or written. Except in connection with the Cashout Agreements or as set forth on Section 3.7(a) of the Company's Disclosure Schedule, the Company has no formal plan or commitment, whether legally binding or not, to create any additional Benefit Plan or modify or change any existing Benefit Plan that would affect any current employee, director or consultant, or former employee, director or consultant, of the Company.

         (b) The Company has delivered or made available the following documents to Buyer with respect to each Benefit Plan: correct and complete copies of the plan documents (including all amendments thereto); the most recent summary plan description or other plan description and all modifications and updates thereto; the most recent IRS determination letter or opinion letter if the Benefit Plan is intended to be qualified under the Code, if any, and all substantive notices that were given by the IRS or the Department of Labor to a Benefit Plan; the two most recent Form 5500 Annual Reports filed with the IRS, if any, actuarial reports, if any, and related financial statements, if any; and all related trust agreements, group annuity contract, other insurance contracts and other funding agreements, if any related to each Benefit Plan.

         (c) Except as set forth in Section 3.7(c) of the Company's Disclosure Schedule, each Benefit Plan has been maintained, operated and administered, in all material respects, in accordance with its terms and all applicable laws. Except as set forth in Section 3.7(c) of the Company's Disclosure Schedule, all required reports and descriptions have been filed or distributed timely with respect to each Benefit Plan, except where a failure to file or distribute timely could not be reasonably expected to result in financial Liability on the part of the Company in excess of $10,000. The requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA and of sections 4980B and 4980D of the Code have been met in all material respects with respect to each Benefit Plan that is a Welfare Plan.

         (d) Except as set forth in Section 3.7(d) of the Company's Disclosure Schedule, each Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, or if not determined to be so qualified each such Benefit Plan may still be amended within the remedial amendment period to cure any qualification defect to the extent permitted by law, and each trust created thereunder intended to be exempt from federal income tax under Section 501(a) of the Code is so exempt. No amendment has been made to such Benefit Plan or the trust created thereunder since the date of the Benefit Plan's most recent determination letter or application therefor in any respect that would adversely affect the qualification of the Benefit Plan or the exemption of the trust. Each Benefit Plan intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects.

         (e) The Company has no ERISA Affiliates. Any person, firm or entity that was an ERISA Affiliate in the past is set forth on Section 3.7(e) of the Company's Disclosure Schedule and did not sponsor a plan covered by Title I of ERISA during the period in which it was an ERISA Affiliate.

         (f) The Company does not maintain nor has it ever maintained a retirement plan subject to Title IV of ERISA or Section 412 of the Code.

         (g) The Company has not maintained, contributed to or otherwise had any obligation with respect to any "multiemployer Plan" as defined in Section 3(37) of ERISA.

         (h) The Company does not have any commitment, intention or understanding to create, terminate or adopt any new Benefit Plan that would result in any additional Liability to the Company or Buyer or any of Buyer's subsidiaries.

         (i) There are no suits, actions, disputes, arbitrations, claims, administrative or other proceedings pending or, to the Company's Knowledge, threatened, reasonably anticipated or reasonably expected to be asserted against the Company, any Benefit Plan or the assets thereof, with respect to any Benefit Plan (other than routine claims for benefits); there are no investigations or audits of any Benefit Plan by any governmental authority currently pending, or, to the Company's Knowledge, threatened; and there have been no such investigations or audits that have been concluded that resulted in any material liability of the Company that has not been fully discharged. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Benefit Plan or any fiduciary thereof (other than rules of general applicability).

         (j) Except pursuant to the Cashout Agreements and as otherwise disclosed in Section 3.7(j) of the Company's Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in, or is a precondition to, (i) any employee, director or consultant of the Company becoming entitled to severance pay or any similar payment, (ii) the acceleration of the time of payment or vesting, or an increase in the amount of, any compensation due to any employee, former employee, director or consultant of the Company, whether or not such payment would be an "excess parachute payment" (within the meaning of Section 280G of the Code), (iii) the renewal or extension of the term of any agreement regarding the compensation of any employee, former employee, director or consultant of the Company.

         (k) The Company is not required to maintain or contribute to any Benefit Plan by the law or applicable custom or rule of any jurisdiction outside of the United States.

         (l) All contributions required to be made under the terms of any Benefit Plan as of the date of this Agreement have been timely made.

         (m) The Company has not agreed to any restrictions on its right to terminate any Benefit Plan at any time.

         (n) Any Benefit Plan maintained by the Company that is a "group health plan", as defined in Section 5000(b)(1) of the Code, has been administered and operated in all respects in substantial compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(b) of the Code.

         Section 3.8  Broker's or Finder's Fees. Except as disclosed on Section
3.8 of the Company's Disclosure Schedule, the Company is not party to any agreement with any agent, broker, investment banker or other Person, or in any way obligated to any agent, broker, investment banker or other Person, for any commissions, fees or expenses, in connection with the origin, negotiation, execution or performance of this Agreement or any of the transactions contemplated herein, including any agent, broker, investment banker or other Person who would have a valid claim for a fee or commission from Buyer or Merger Sub.

         Section 3.9  Financial Statements.

         The balance sheets of the Company as of December 31, 2001, December 31, 2000, and December 31, 1999, the related statements of income and retained earnings, and notes thereto for the 12-month periods then ended, examined by Ernst & Young LLP, independent certified public accountants, correct and complete copies of all of which have been delivered by the Company to Buyer
(a) are in accordance with the books and records of the Company, (b) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, and (c) present fairly, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended. Such statements of operations do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and do not reflect any material change in accounting principles during the period indicated.

         Section 3.10 Accounts Receivable. Except as set forth in Section 3.10 of the Company's Disclosure Schedule, all accounts receivable reflected on the Company Balance Sheet, and all accounts receivable arising subsequent to the Company Balance Sheet Date: (a) represent bona fide claims of the Company against debtors for products sold and/or services performed, (b) have arisen only in the ordinary course of business, consistent with past practice, (c) with respect to such accounts receivable that have been billed by the Company and have remained unpaid for ninety (90) or fewer days since the date thereof, to the Company's Knowledge, are not subject to defenses, set-offs or counterclaims that would cause such accounts receivable to be uncollectable in an amount in excess of the reserve therefor on the Closing Date Balance Sheet, and (d) with respect to accounts receivable that have not been billed and accounts receivable that have been billed and have remained unpaid for more than ninety (90) days since the date thereof, are not subject to defenses, set-offs or counterclaims that would cause such accounts receivable to be uncollectable in an amount in excess of the reserve therefor on the Closing Date Balance Sheet.

         Section 3.11 Absence of Undisclosed Liabilities. Except as set forth in Section 3.11 of the Company's Disclosure Schedule, the Company has no material Liabilities, either accrued, absolute, contingent or otherwise and there are no undisclosed Liabilities in accordance with GAAP or otherwise except those Liabilities:

         (a) set forth on the Company Balance Sheet or incurred after the Company Balance Sheet Date in the ordinary course of business and consistent with past practices and that are not material;

         (b) arising in the ordinary course of business under any agreement, contract, commitment, lease or plan disclosed on the Company's Disclosure Schedule;

         (c) arising in the ordinary course of business under any agreement, contract commitment, lease or plan entered into by the Company in the ordinary course of business which agreement, contract, commitment, lease or plan is not required to disclosed on the Company's Disclosure Schedule because of the term or amount involved or otherwise; or

         (d) incurred, consistent with past business practice, in or as a result of the normal and ordinary course of business since the Company Balance Sheet Date or as contemplated by this Agreement.

         Section 3.12 Existing Condition. Except as disclosed in Section 3.12 of the Company's Disclosure Schedule, since the Company Balance Sheet Date, the Company has not:

         (a) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares;

         (b) incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any Lien other than Permitted Liens or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities which the failure to pay or discharge has caused or could be reasonably expected to cause a Material Adverse Effect on the Company;

         (c) sold, assigned or transferred any of its assets or properties, except in the ordinary course of business consistent with past practice;

         (d) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected to any Lien, any of its material assets or properties, other than Liens, if any, for current Taxes not yet due and payable or other Permitted Liens;

         (e) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any debts or claims held by it, other than in the ordinary course of business consistent with past practice, or waived any rights of substantial value;

         (f) suffered any damage, destruction or loss, whether or not covered by insurance, (i) that could be reasonably expected to have a Material Adverse Effect on the Company or (ii) of any item carried on its books of account at more than $100,000;

         (g) suffered any repeated, recurring or prolonged shortage, cessation or interruption of material supplies or utility services required to conduct its business and operations;

         (h) received notice or had Knowledge of any actual or threatened labor trouble, labor organizing effort, strike, work stoppage;

         (i) made any capital expenditure or capital addition or betterment except in the ordinary course of business consistent with past practice;

         (j) except in the ordinary course of business consistent with past practice, (i) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its stockholders, directors, officers or employees, (ii) made any increase in, or any addition to, other benefits to which any of its stockholders, directors, officers or employees may be entitled, (iii) granted any severance or termination pay to any of its stockholders, directors, officers or employees, or (iv) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any of its stockholders, directors, officers or employees;

         (k) changed any of the accounting principles followed by it or the methods of applying such principles except as required by changes in applicable laws or regulations;

         (l) entered into any transaction that creates an obligation that will continue to bind the Company after the Effective Time other than as contemplated by this Agreement or in the ordinary course of business consistent with past practice;

         (m) issued equity securities of the Company, other than pursuant to Company Options outstanding as of the date hereof; or

         (n) authorized, committed or agreed to take any of the actions described in subsections (a) through (m) of this Section 3.12, except as otherwise permitted by this Agreement.

         Section 3.13 Title to Properties; Leasehold Interests. The Company does not own any Real Property. The Company has good, valid and marketable title to all of the properties and assets which it purports to own and all such properties and assets are held free and clear of all Liens except for Permitted Liens. All material leases, licenses, permits and authorizations related to the real or personal properties used by the Company and all other instruments, documents and agreements pursuant to which the Company has obtained the right to use any real or personal property are, to the Company's Knowledge, valid and effective in accordance with their respective terms.

         Section 3.14 Litigation. Except as set forth in Section 3.14 of the Company's Disclosure Schedule, there is no action, suit, claim, mediation, arbitration, litigation, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority pending or, to the Company's Knowledge, threatened, against the Company or its assets, properties or business, or the transactions contemplated by this Agreement. The Company is not a party to or expressly named as subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which could reasonably be expected to adversely affect the Company or impair or affect the validity of this Agreement or prevent the consummation of the transactions contemplated hereby. Except as set forth in Section 3.14 of the Company's Disclosure Schedule, the Company has no obligation to indemnify any third party for defense, settlement, and/or judgment costs incurred by such third party.

         Section 3.15 Compliance with Law. The Company has complied with each, and is not in violation of any, law, ordinance or governmental rule or regulation to which it or its business, operations, assets or properties are subject, which noncompliance or violation could reasonably be expected to have a Material Adverse Effect on the Company or otherwise impair or affect the validity of this Agreement or prevent the consummation of the transactions contemplated hereby. The Company has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any Law.

         Section 3.16 Insurance. Section 3.16 of the Company's Disclosure Schedule contains a true, complete and correct list of all policies or binders of insurance held as of the date hereof by or on behalf of the Company relating to its businesses or any of its assets or properties (specifying the insurer, the insured(s), the amount of the coverage, the premiums, the type of insurance, the risks insured, the policy expiration dates, the deductibles, the loss retention amounts and any pending claims thereunder). To the Company's Knowledge, each of the policies and binders listed in Section 3.16 of the Company's Disclosure Schedule are valid and enforceable in accordance with their respective terms and are outstanding and duly in force as of the date hereof.

         Section 3.17  Contracts and Commitments.

         (a) Except as listed and described in Section 3.7 or Section 3.17 of the Company's Disclosure Schedule and except as will be terminated upon Closing or as are terminable on less than ninety (90) days' notice without penalty, the Company is not a party to any written or oral:

               (i) agreement, contract or commitment with any present or former stockholder, director, officer, employee or consultant or for the employment of any person, including any consultant;

              (ii) agreement, contract, commitment or arrangement with any labor union or other representative of the Company's employees;

             (iii) agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving in any one case $100,000 or more;

              (iv) agreement, contract or commitment to sell or supply products or to perform services, involving in any one case $100,000 or more;

               (v) agreement, contract or commitment not otherwise listed on the Company's Disclosure Schedule and continuing over a period of more than one year from the date hereof or exceeding $100,000 in value;

              (vi) representative or sales agency agreement, contract or commitment;

             (vii) Real Property or personal property lease providing for a lease payment in excess of $100,000 per year under which the Company is either the lessor or lessee;

            (viii) note, debenture, bond, conditional sale or equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money (including loans to or from officers, directors, stockholders, or any members of their immediate families), agreement or arrangement for a line of credit, or guarantee, pledge or undertaking of the indebtedness of any other person;

              (ix) agreement, contract or commitment for any charitable or political contribution;

               (x) agreement, contract, or commitment for any capital expenditure in excess of $100,000;

              (xi) agreement, contract or commitment limiting or restraining the Company from engaging or competing in any lines of business with any person; or

             (xii) any other agreement, contract or commitment which the failure to fulfill could reasonably be expected to have a Material Adverse Effect on the Company.

         (b) Each of the agreements, contracts, commitments, leases and other instruments, documents and undertakings listed on Section 3.7 or Section 3.17 of the Company's Disclosure Schedule (a "Listed Contract") is valid and enforceable against the Company, and to the Knowledge of the Company, against the other parties thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law). The Company is not in violation or breach of or default under any Listed Contract, except where such violation, breach or default could not reasonably be expected to have a substantial adverse impact on the Listed Contract. To the Company's Knowledge, no party other than the Company is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained in a Listed Contract. The Company is not aware of any intent by any party to any Listed Contract (i) that is a Government Contract, (A) to terminate the same for default or convenience or (B) to refrain from exercising any unexercised option years with respect to such Listed Contract, or (ii) that is not a Government Contract, to terminate or seek the amendment of the terms thereof or to refuse to renew any such Listed Contract upon the expiration of its term. Except as set forth on Section 3.17 of the Company's Disclosure Schedule, the Company has not received any written notice with respect to any Listed Contract from any party thereto effecting or giving notice of intent to effect a material reduction in the scope of work required of the Company under such Listed Contract.

         Section 3.18  Environmental Matters. Except as set forth on
Section 3.18 of the Company's Disclosure Schedule:

         (a) The Company is in compliance, in all material respects, with all applicable Environmental Laws in respect of the Business.

         (b) The Company has obtained, possesses, and is in full compliance, in all material respects, with all permits, licenses, reviews, certifications, approvals, registrations, consents, and any other authorizations required under any Environmental Laws.

         (c) The Company has never discharged, emitted, spilled, released, disposed of, abandoned or placed Hazardous Materials, in any amount that could reasonably be expected to give rise to a Liability to the Company in excess of $10,000, at, on or under any Real Property occupied or used by the Company.

         (d) The Company has no Knowledge of any presence, disposals, releases or threatened releases of any amount of Hazardous Materials that could reasonably be expected to give rise to a Liability to the Company in excess of $10,000 on, from or under any Real Property occupied by the Company prior to the Company's occupation and/or use of such Real Property.

         Section 3.19  Intellectual Property.

         (a) Section 3.19(a) of the Company's Disclosure Schedule lists all of the material Intellectual Property owned by the Company that is necessary for the operation of the Business as currently conducted and that has been registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other government entities as are indicated in Section 3.19(a) of the Company's Disclosure Schedule ("Company Intellectual Property"). Unless otherwise indicated in such Section 3.19(a) of the Company's Disclosure Schedule, the Company owns the entire right, title and interest in and to the Company Intellectual Property (including the exclusive right to use and license the same), free and clear of any and all liens, encumbrances, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature other than Permitted Liens. No current or former officer, director or employee of the Company has any right, license, claim or interest whatsoever in or with respect to any of the Company Intellectual Property and, to the Company's Knowledge, no Person is infringing upon any of the Company Intellectual Property.

         (b) There is no pending or, to the Company's Knowledge, threatened claim or notice (whether written, oral or otherwise) against the Company, or to the Company's Knowledge, the licensors of material Intellectual Property owned by third parties that is licensed to the Company ("Licensed Intellectual Property"), asserting that any Company Intellectual Property or Licensed Intellectual Property, or the Company's use thereof, infringes or violates the rights of third parties or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto, nor, to the Knowledge of the Company, is there a reasonable basis for any claim that the Company does not so own the Company Intellectual Property or have proper license to make use of the Licensed Intellectual Property.

         (c) Section 3.19(c) of the Company's Disclosure Schedule sets forth a complete and accurate list of all agreements granting to the Company any material right under or with respect to any Licensed Intellectual Property other than standard desktop software applications used generally in the Company's operations and that are subject to a license fee of no more than $10,000 pursuant to "shrink wrap" or "click through" licenses (collectively, the "Inbound License Agreements"), indicating for each the title and the parties thereto. The rights licensed under each Inbound License Agreement will be exercisable by the Company on and after the Closing to the same extent as by the Company prior to the Closing. No loss or expiration of any material Intellectual Property licensed to the Company under any Inbound License Agreement is pending or, to the Knowledge of the Company, reasonably foreseeable or threatened. Except as set forth in Section 3.19(c) of the Company's Disclosure Schedule, no licensor under any Inbound License Agreement has any ownership or exclusive license rights in or with respect to any improvements made by the Company to the Intellectual Property licensed thereunder.

         (d) Section 3.19(d) of the Company's Disclosure Schedule sets forth a complete and accurate list of all license agreements under which the Company grants any rights under any material Intellectual Property, excluding the terms of use applicable to users of any of the websites of the Company.

         (e) The Company has taken reasonable steps in accordance with standard industry practices to protect its rights in the Intellectual Property owned or purported to be owned by the Company and to maintain the confidentiality of all of the trade secrets of the Company. Without limiting the foregoing, the Company has and does enforce a policy requiring each of the employees, consultants and contractors to enter into proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms (which have previously been provided to Buyer) and all current and former employees, consultants and contractors of the Company have executed such an agreement. Except as set forth in Section 3.19(e) of the Company's Disclosure Schedule, the Company has not disclosed, nor is the Company under any contractual or other obligation to disclose, to another Person any of material Company trade secret, except pursuant to an enforceable confidentiality agreement or undertaking, and, to the Knowledge of the Company, no Person has materially breached any such agreement or undertaking.

         (f) Except as set forth in Section 3.19(f) of the Company's Disclosure
Schedule: (i) the Company has not taken any action or failed to take any action (including the manner in which it has conducted the Business, or used or enforced, or failed to use or enforce, any material Company Intellectual Property) that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any material Company Intellectual Property (including, with respect to the patents owned by the Company, failing to disclose any known material prior art in connection with the prosecution of patent applications) and (ii) all material Company Intellectual Property has been registered or obtained in accordance with all applicable legal requirements and is currently in compliance in all material respects with all applicable legal requirements (including, in the case of registered marks of the Company, the timely post-registration filing of affidavits of use and incontestability and renewal applications). The Company has timely paid all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any material Company Intellectual Property.

         Section 3.20 No Third Party Options. There are no existing agreements, options, commitments or rights with, to or in any person to acquire any of the Company's assets or properties or any interest therein, except for this Agreement and those contracts entered into in the ordinary course of business consistent with past practice for the sale of the Company's products or services.

         Section 3.21 Governmental Authorizations. Section 3.2 and Section 3.21 of the Company's Disclosure Schedule lists all material Authorizations necessary for the conduct of the business of the Company as of the date hereof, and each such Authorization is in full force and effect.

         Section 3.22  Government Contract Regulatory Matters.

         (a) Government Contracts and Bids. Section 3.22(a) of the Company's Disclosure Schedule lists all: (i) Government Contracts the period of performance of which has not yet expired or terminated and for which final payment has not yet been received and there is a reasonable likelihood of payment or financial liability greater than $25,000 thereunder (the "Current Government Contracts");
(ii) quotations, bids and proposals for awards of new Government Contracts made by the Company for which no award has been made and for which the Company believes there is a reasonable prospect that such an award to the Company may yet be made (the "Government Contract Bids"); and (iii) Government Contracts pursuant to which, to the Company's Knowledge, the Company is currently or is reasonably likely to experience cost, schedule, technical or quality problems that could result in claims against the Company (or its successors in interest) by a Governmental Entity, a prime contractor or a higher-tier subcontractor that could reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered or made available to Buyer true and complete copies of all Current Government Contracts and of all Government Contract Bids. Except as described in Section 3.22(a) of the Company's Disclosure Schedule, to the Company's Knowledge, all of the Current Government Contracts were legally awarded, are binding on the parties thereto, and are in full force and effect. Except as set forth in Section 3.22(a) of the Company's Disclosure Schedule, the Current Government Contracts (or, where applicable, the prime Government Contracts under which the Current Government Contracts were awarded) are not currently the subject of bid or award protest proceedings, and, to the Company's Knowledge, no such Current Government Contracts (or, where applicable, the prime Government Contracts under which the Current Government Contracts were awarded) are reasonably likely to become the subject of bid or award protest proceedings.

         (b) Compliance with Contract Requirements. Except as set forth in
Section 3.22(b) of the Company's Disclosure Schedule, the Company has complied, in all material respects, with all statutory and regulatory requirements, including the Armed Services Procurement Act, the Federal Procurement and Administrative Services Act, the Federal Acquisition Regulation and related cost principles and the Cost Accounting Standards, where and as applicable to each of the Current Government Contracts and the Government Contract Bids. Except as set forth in Section 3.22(b) of the Company's Disclosure Schedule, to the Company's Knowledge, the Company has received no substantially adverse or negative government past performance evaluations or ratings for the past three (3) years that could be reasonably expected to materially adversely affect the evaluation by the Government or other potential customer of the Company's bids or proposals for future Government Contracts.

         (c) Notice of Non-Compliance. Except as set forth in Section 3.22(c) of the Company's Disclosure Schedule, with respect to the Current Government Contracts, no Governmental Entity, prime contractor or higher-tier subcontractor under a Government Contract or any other person has notified the Company of any actual or alleged violation or breach of any statute, regulation, representation, certification, disclosure obligation, contract term, condition, clause, provision or specification that could be reasonably expected to materially affect payments under Current Government Contracts or adversely affect the award of Government Contracts to the Company in the future.

         (d) False Claims, Defective Pricing and Requests for Pricing Reductions. To the Company's Knowledge, the Company has taken no action and is not party to any litigation that could reasonably be expected to give rise to
(i) liability under the False Claims Act, (ii) a claim for price adjustment under the Truth in Negotiations Act, or (iii) any other request for a reduction in the price of any Government Contracts.

         (e) Termination for Default or Convenience. Except as described in
Section 3.22(e) of the Company's Disclosure Schedule, the Company has not received any show cause, cure, deficiency, default or similar notice relating to the Current Government Contracts. None of the Current Government Contracts has been terminated for default. Except as described in Section 3.22(e) of the Company's Disclosure Schedule, the Company has not received any written notice, or to the Company's Knowledge, oral notice, terminating any of the Current Government Contracts for convenience or indicating an intent to terminate any of the Current Government Contracts for convenience.

         (f) Disputes and Claims. To the Company's Knowledge, there are no outstanding claims or contract disputes to which the Company is a party
(i) relating to the Current Government Contracts and involving either a Governmental Entity, any prime contractor, any higher-tier subcontractor or any third party; and (ii) relating to the Current Government Contracts that, if resolved unfavorably to the Company, would be reasonably expected to materially increase the Company's cost to complete performance of any Current Government Contracts.

         (g) Suspension and Debarment. The Company has not been during the past three (3) years, and is not now, suspended, debarred or proposed for suspension or debarment from government contracting.

         (h) Responsibility Determinations. No negative determination of responsibility has been issued against the Company during the past three (3) years with respect to any quotation, bid or proposal for a Government Contract.

         (i) Audits, Investigations and Enforcement Actions. Except as described in Section 3.22(i) of the Company's Disclosure Schedule, the Company has not undergone in the past six (6) years and is not undergoing any audit, review, inspection, investigation, survey or examination of records relating to any Government Contracts, and to the Company's Knowledge, no such audit, review, inspection, investigation, survey or examination of records is threatened. No audit, review, inspection, investigation, survey or examination of records described in Section 3.22(i) of the Company's Disclosure Schedule has, to the Company's Knowledge, revealed any fact, occurrence or practice which could be reasonably expected to have a Material Adverse Effect on the Company.

         (j) Organizational Conflicts of Interest. Except as described in
Section 3.22(j) of the Company's Disclosure Schedule, the Company performs no activities under Current Government Contracts, and has no other relationships with any other person or entity, that could result in an "organizational conflict of interest" as defined in Subpart 9.5 of the Federal Acquisition Regulation and agency supplements thereto.

         Section 3.23  Material Misstatements or Omissions.

         The representations and warranties by the Company contained in this Agreement, or any document, exhibit, certificate or schedule furnished to Buyer pursuant to the terms of this

Agreement, including the Company's Disclosure Schedule, do not (a) contain any untrue statement of a material fact or, (b) taken as a whole, omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.

It is hereby acknowledged and agreed that the representations and warranties regarding the Company or the Business set forth in this Article III are the only representations and warranties made by the Company in connection with the transactions contemplated by this Agreement and that the Company makes no other representations and warranties, including any implied representation and warranty as to condition, merchantability, suitability or fitness for a particular purpose as to any of the shares, assets or other properties of the Company. Other than as set forth in Section 3.6, no representation or warranty is made by the Company with respect to the Tax consequences that may result from the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, (a) notwithstanding any otherwise express representations and warranties made by the Company in Article III, the Company makes no representation or warranty to Buyer or Merger Sub with respect to any projections, predictions, estimates or budgets heretofore delivered to or made available to Buyer or Merger Sub or their legal counsel, accountants or advisers with respect to the Company of future revenues, expenses or expenditures or future results of operations and, (b) except as expressly covered by a representation and warrant contained in Article III, the Company makes no representation or warranty to Buyer or Merger Sub with respect to any information or documents (financial or otherwise) made available to Buyer and Merger Sub or their legal counsel, accountants or advisers with respect to the Company. The disclosure of any matter or document in the Company's Disclosure Schedule shall not imply any warranty or representation not expressly given in this Agreement, nor shall such disclosure of itself be taken as extending the scope of the representations and warranties or any other obligation under this Agreement. It is expressly understood that, except for the representations and warranties set forth in Article III of this Agreement, Buyer and Merger Sub take all shares, properties and assets to be conveyed or acquired in connection with the transactions contemplated hereby on an "as is" and "where is" basis.

                                   Article IV

                     REPRESENTATIONS OF BUYER AND MERGER SUB
                     ---------------------------------------

         As a material inducement to the Company to enter into this Agreement, except as disclosed on the Buyer's and Merger Sub's Disclosure Schedule delivered to the Company by Buyer and Merger Sub concurrently herewith, Buyer and Merger Sub jointly and severally represent and warrant to the Company as provided in Sections 4.1 through 4.8:

         Section 4.1 Organization and Good Standing. Buyer and Merger Sub are each corporations duly organized, validly existing and in good standing under the laws of Delaware and each of them has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as the same is now being conducted. Each of Buyer and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction except where failure to be so qualified could reasonably be expected to have a

Material Adverse Effect on Buyer or Merger Sub or otherwise impair or affect the validity of this Agreement or prevent the consummation of the transactions contemplated hereby.

         Section 4.2  Corporate Authority; No Violation.

         (a) This Agreement and the consummation of all of the transactions provided for herein, including the Merger, have been duly authorized by the respective boards of directors of each of Buyer and Merger Sub and by all requisite corporate, stockholder or other action, and each of Buyer and Merger Sub has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by each of Buyer and Merger Sub, and when executed and delivered by the Company, assuming the enforceability of such agreements upon the Company, will constitute valid and binding obligations of Buyer and Merger Sub, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

         (b) Except as set forth on Buyer's and Merger Sub's Disclosure Schedule, the execution and delivery by Buyer and Merger Sub of this Agreement and the consummation and performance by each of them of the transactions contemplated hereby in the manner herein provided does not and will not
(i) require the approval, consent or authorization of, or any filing with or notice to, any federal, state, local or other governmental agency or body or any other third party, other than (A) approvals, consents, authorizations, filings or notices of a character such that a failure to obtain, file or give them could not reasonably be expected to have a Material Adverse Effect on Buyer or otherwise impair or affect the validity of this Agreement or prevent the consummation of the transactions contemplated hereby and (B) approvals, consents, authorizations, filings or notices which have been obtained, made or given, or (ii) conflict with, or result in an uncured or unwaived breach or violation of any term or provision of, constitute a default under, or cause the acceleration of any payments pursuant to (A) the articles of incorporation or by-laws of Buyer or Merger Sub, (B) any indenture, mortgage, deed of trust, lease, note or note agreement or any other agreement or instrument to which Buyer or Merger Sub is a party or by which either of them or any of their respective assets or properties is bound, (C) any governmental license, franchise, permit or other authorization held by Buyer or Merger Sub, or (D) any law, judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or body applicable to Buyer or Merger Sub, in each case set out in this clause (ii) the conflict, breach or violation of which could reasonably be expected to have a Material Adverse Effect on Buyer or otherwise impair or affect the validity of this Agreement or prevent the consummation of the transactions contemplated hereby.

         Section 4.3 Compliance with Laws. Buyer and Merger Sub have complied with each, and is not in violation of any law, ordinance or governmental rule or regulation to which it or its business, operations, assets or properties are subject, and has not failed to obtain or to adhere to the requirements of any license, permit or authorization necessary to the ownership of its assets and properties or to the conduct of its business, which noncompliance, violation or failure to obtain or adhere could reasonably be expected to have a Material Adverse Effect on Buyer or otherwise impair or affect the validity of this Agreement or prevent the consummation of the transactions contemplated hereby.

         Section 4.4 Litigation. Except as otherwise set forth in the Public Filings, there is no litigation, arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority pending or, to the Buyer's or Merger Sub's Knowledge, threatened, against Buyer or Merger Sub or their respective assets, properties or business, or the transactions contemplated by this Agreement, which, if adversely decided, could reasonably be expected to have a Material Adverse Effect on Buyer. Neither Buyer nor Merger Sub is a party to or expressly named as subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority that could reasonably be expected to have a Material Adverse Effect on Buyer or otherwise impair or affect the validity of this Agreement or prevent the consummation of the transactions contemplated hereby.

         Section 4.5 Finders; Brokers. Neither Buyer nor Merger Sub is a party to any agreement with any agent, broker, investment banker or other Person, or in any way obligated to any agent, broker, investment banker or other Person, for any commissions, fees or expenses, in connection with the origin, negotiation, execution or performance of this Agreement or any of the transactions contemplated herein, including any agent, broker, investment banker or other Person who would have a valid claim for a fee or commission from the Stockholders or the Company.

         Section 4.6  Merger Sub.

         (a) Merger Sub was formed solely for the purpose of the Merger and engaging in the transactions contemplated hereby.

         (b) As of the date hereof and the Effective Time, the capital stock of Merger Sub is and will be directly owned 100% by Buyer. There are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character which Merger Sub is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub.

         (c) As of the date hereof and the Effective Time, except for obligations or Liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby and activities, agreements or arrangements in connection with the transactions contemplated hereby, Merger Sub has not and will not have (i) incurred, directly or indirectly, any obligations or Liabilities, (ii) engaged in any business or activities of any type or kind whatsoever or (iii) entered into any agreements or arrangements with any Person.

         Section 4.7 Acquisition and Opportunity to Investigate. Buyer and Merger Sub have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the transactions contemplated hereby. Each of Buyer and Merger Sub acknowledges that (a) it has had the opportunity to visit with the Company and meet with its officers and other representatives to discuss the Business and the assets, Liabilities, financial condition, cash flow and operations of the Company, (b) all materials and information requested by it have been provided to it to its satisfaction,
(c) it has made its own independent examination, investigation, analysis and evaluation of the Company, and (d) it has undertaken such due diligence (including the review of the assets, Liabilities, books, records and contracts of the Company) as it deems adequate.

         Section 4.8 No Outside Reliance. Neither Buyer nor Merger Sub has relied or is relying upon any statement or representation which is not made in this Agreement, any Schedule, Exhibit or attachment hereto, or any certificates to be delivered to Buyer and/or Merger Sub at the Closing.

                                   Article V

                               CERTAIN AGREEMENTS
                               ------------------

         Section 5.1  Stockholder Approval.

         The Company shall provide notice to the Stockholders of the approval of this Agreement and the Merger by written consent in accordance with all applicable provisions of the DGCL. The Stockholders that hold the outstanding shares of Class A Common Stock have approved this Agreement and the Merger. On the date hereof, the parties shall execute a Stockholder Voting Agreement in the form of Exhibit G hereto. The Company shall provide advance copies of any written communications with its Stockholders regarding this transaction to Buyer for its review and comment.

         Section 5.2  Company Options.

         (a) Prior to the Closing, the Company shall be permitted to enter into agreements in substantially the forms of Exhibit D hereto (a "Cashout Agreement") with any holder of then-outstanding Company Options. Payments shall be made in respect of such Cashout Agreements as provided in Section 2.7(i). For tax purposes, the aggregate of all Option Cashout Amounts shall be considered a compensation expense of the Company incurred the day prior to the Effective Time.

         (b) Buyer shall cause the Surviving Corporation to use all Option Non-Cashout Amounts to pay holders of Company Options who did not enter into Cashout Agreements with respect to such Company Options upon such holders' exercise thereof following the Closing.

         Section 5.3 Conduct of the Business. From the date hereof until the Closing Date, except as otherwise contemplated by this Agreement or disclosed in the Company's Disclosure Schedule, the Company shall conduct its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as otherwise contemplated by this Agreement or as set forth in Section 5.3 of the Company's Disclosure Schedule, from the date hereof until the Closing Date, without the prior written consent of Buyer, the Company will not:

         (a) issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (i) any additional shares of its capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (ii) any other securities in respect of, in lieu of, or in substitution for, shares outstanding on the date hereof;

         (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities or authorize or pay any dividends or other distributions on such securities;

         (c) split, combine, subdivide or reclassify any shares of its capital stock;

         (d) (i) grant any increases in the compensation of any of its directors, officers or employees, except in the ordinary course of business consistent with past practice, (ii) pay or agree to pay any pension, life insurance, retirement allowance or other employee benefit not required or contemplated by any of the existing Benefit Plans, as in effect on the date hereof, to any director, officer or employee, whether past or present,
(iii) prepay or pay any premiums with regard to any such existing pension, life insurance, retirement allowance or other employee benefits, so that the benefits thereunder shall extend beyond the Closing Date, except in the ordinary course of business consistent with past practice, (iv) enter into any new or materially amend any existing employment agreement with any director or Officer, (v) enter into any new or materially amend any existing severance agreement with any director or Officer, or (vi) except as may be required to comply with applicable law or as otherwise contemplated by this Agreement, become obligated under any new Welfare Plan, Multiemployer Plan, Benefit Plan, severance plan or arrangement that was not in existence on the date hereof or amend any Welfare Plan, Multiemployer Plan, Benefit Plan, severance plan or arrangement in existence on the date hereof if the effect thereof would be to enhance benefits thereunder;

         (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

         (f) make any acquisition by means of merger, consolidation or otherwise;

         (g) adopt any amendments to its articles of incorporation or by-laws;

         (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or, except in the ordinary course consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person;

         (i) engage in the conduct of any business other than the Business;

         (j) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of the Company;

         (k) except as otherwise contemplated in this Agreement, fail to maintain all authorizations and licenses materially necessary for the conduct by the Company of its respective business;

         (l) fail to maintain all insurance policies and binders shown in
Section 3.16 of the Company's Disclosure Schedule unless new or replacement insurance policies or binders with similar coverage are obtained;

         (m) enter into any negotiations or discussions with, regarding or relating to recognizing any collective bargaining representative for the employees of the Company or fail to promptly notify Buyer of any organizing efforts with respect to the Company's employees;

         (n) submit or file with, except as otherwise contemplated in this Agreement, or otherwise voluntarily participate as a party to any stipulation, pleading, filing or other proceeding with any regulatory authority with jurisdiction over the Company where such stipulation, pleading, filing or other proceeding could reasonably be expected to have a Material Adverse Effect on the Company or fail to notify Buyer promptly of any involuntary participation by the Company in any of the foregoing;

         (o) except in the ordinary course of business, enter into any contract, agreement, commitment or other binding arrangement that would result in a liability or financial commitment which in the aggregate exceeds $100,000;

         (p) sell, transfer or otherwise dispose of or encumber any of its properties or assets pertaining to the Business, other than (i) in the ordinary course of business or (ii) any property or asset the sale, transfer or disposal of which could not be reasonably expected to have a Material Adverse Effect on the Company;

         (q) cancel any debts owing to, or waive any claims or rights pertaining to, the Business, except in the ordinary course of business;

         (r) make any capital expenditure or commitment in excess of $100,000 pertaining to the Business, other than (i) in the ordinary course of business or
(ii) pursuant to existing commitments or business plans; or

         (s) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         Section 5.4 Access to Information. Subject to applicable law, the Company shall give Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access during business hours to the offices, properties, books and records and officers of the Company and will instruct the officers, counsel and financial advisors of the Company to cooperate with Buyer in its investigation of the Company. In addition, with the prior consent of the Company, such consent not to be unreasonably withheld, and with the participation of the Company, the Company will provide reasonable access to the Company's employees and customers.

         Section 5.5   Efforts; Further Assurances; Permits.

         (a) Subject to the terms and conditions of this Agreement,

               (i) each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including, preparing and making any filings required to be made under applicable law;

              (ii) Buyer and Merger Sub shall each use its commercially reasonable efforts to cause those conditions to the obligations of the Company to consummate the transactions contemplated hereby that are set forth in Sections 6.1 and
                    6.2 to be satisfied as promptly as reasonably possible following the date hereof, and in any event by the Voluntary Termination Date;

             (iii) the Company shall use its commercially reasonable efforts to cause those conditions to the obligations of Buyer and Merger Sub to consummate the transactions contemplated hereby that are set forth in Sections 6.1 and 6.3 to be satisfied as promptly as reasonably possible following the date hereof, and in any event by the Voluntary Termination Date; and

              (iv) each of the Merger Parties shall furnish to the other Merger Parties such necessary information and reasonable assistance as such other party may request in connection with the foregoing.

         (b) Upon Buyer's request, the Company shall use commercially reasonable efforts to assist Buyer in obtaining any permits, licenses or other authorizations necessary for Buyer's operation of the Company consistent with past practice after the Closing Date.

         (c) In the event that at any time, any order, decree or injunction shall be entered which prevents or delays the consummation of any of the transactions contemplated by this Agreement, each party shall promptly use its best efforts to cause such order, decree or injunction to be reversed, vacated or modified in order to permit such transactions to proceed as expeditiously as possible.

         Section 5.6 Books and Records. Buyer shall cause the Surviving Corporation to agree, for the benefit of the Stockholders, to retain for a period of three (3) years after the Closing Date or such longer period as may be required by law or prudent business practices, any and all Books and Records (hard copy, electronic or otherwise) related to the Company for all periods through the Closing Date or related to the transactions contemplated hereby. Notwithstanding the foregoing, either Buyer or the Surviving Corporation may notify the Stockholder Representative of its desire to discontinue retention of specified documents or other materials in accordance with applicable record retention requirements during such period upon thirty (30) days' prior written notice. The Stockholder Representative may, by written notice delivered to Buyer within 30 days of the date of the aforesaid notice, elect to assume custody thereof. In the absence of such notice from the Stockholder Representative, Buyer or the Surviving Corporation, as the case may be, may destroy the documents or other materials referenced in its original notice to the Stockholder Representative. In the event the Stockholders need access to such Books and Records for purposes of verifying any representations and warranties contained in this Agreement, responding to inquiries or audits from Governmental Entities, indemnifying, defending and holding harmless Buyer or Merger Sub in accordance with applicable provisions of this Agreement, or any other legitimate business purpose, Buyer and Merger Sub shall allow the Stockholder Representative and his or her advisors access to such Books and Records upon reasonable notice during regular business hours for the sole purpose of obtaining information for use as aforesaid and will permit such persons to make such extracts and copies thereof as may be necessary or convenient and, if required for such purpose, to have access to and possession of original documents.

         Section 5.7 Governmental Regulatory Approvals and Required Consents. As promptly as practicable after the date hereof, Buyer and the Company shall file the required applications and notices with the appropriate Governmental Entities as are necessary for consummation of the transactions contemplated by this Agreement (the "Regulatory Approvals") and shall take all other actions as may be necessary to obtain Required Consents. Each party agrees to use its best efforts to obtain the Regulatory Approvals and Required Consents and the Merger Parties agree to cooperate fully with each other and with all Governmental Entities and other Persons to obtain the Regulatory Approvals and Required Consents at the earliest practicable date. Buyer shall pay any applicable filing fee required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         Section 5.8   Employee Relations and Benefits.

         (a) Employees of the Company immediately before the Effective Time shall become employees of the Surviving Corporation at the Effective Time ("Transferred Employees"). Buyer shall ensure that Buyer, the Surviving Corporation, or both adopt the Company's defined contribution plan at the Effective Time. Buyer or the Surviving Corporation may adopt the Company's other Benefit Plans, and the Company shall facilitate such adoption to the extent necessary. Each plan, program, policy, and arrangement covering employees of the Surviving Corporation shall credit each Transferred Employee's length of service with the Company for purposes of determining eligibility to participate and vesting (but not for benefit accrual). To the extent any Transferred Employee has satisfied any deductible or co-payments under a Benefit Plan for the current plan year, such Transferred Employee shall be credited for such payment under the employee benefit plan, program, policy, or arrangement of Buyer or the

Surviving Corporation, if any, that most closely resembles the Benefit Plan under which the deductible or co-payment was paid.

         (b) Buyer shall ensure that any Transferred Employee who is terminated by the Surviving Corporation other than for cause within one year following the Effective Time shall receive an amount equal to at least two weeks' base salary for such Transferred Employee at the time of termination.

         (c) Buyer shall ensure that the Surviving Corporation shall recognize vested but unused paid vacation, earned time off, and sick leave accrued by a Transferred Employee as of the Effective Time. Prior to the Effective Time, the Company shall confirm in writing to Buyer the amount of accrued and unpaid days of vacation, earned time off, and sick leave applicable to such Transferred Employee.

         (d) Buyer, Merger Sub, and the Company do not intend this Agreement to create any rights or interests, except as among Buyer, Merger Sub, and the Company, and no present, former or future employee of Buyer, Merger Sub, or the Company shall be treated as a third party beneficiary by, in or under this Agreement or any related document.

         (e) Buyer shall ensure that the Surviving Corporation provides Transferred Employees with bonuses under the Company's Service Recognition Program for 2002 that are consistent with the Company's established bonus policies and practices.

         (f) Except as provided in this Section 5.8, neither Buyer nor the Surviving Corporation shall be restricted or otherwise prevented from amending, revising or terminating any of its Benefit Plans (including the Company's defined contribution plan) or Welfare Plans at any time after the Effective Time in accordance with the terms of such plans and applicable law.

         (g) The Company shall terminate the Company's Nonqualified Deferred Compensation Plan (the "DCP") prior to the Effective Time and shall distribute amounts credited in the DCP to the participants in the DCP prior to the Effective Time.

         Section 5.9 Public Announcements. The Merger Parties agree that press releases and other public communications of any sort relating to this Agreement or the transactions contemplated hereby are subject to the approval of all the Merger Parties, such approval not to be unreasonably withheld or delayed.

         Section 5.10 Expenses. Except as otherwise provided herein, all costs, fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost, fee or expense. All costs, fees and expenses incurred by the Company with respect to the origin, negotiation documentation and consummation of the transactions contemplated hereby through the Closing Date shall, to the extent not paid and discharged prior to or at the Closing, be reflected on the Closing Date Balance Sheet.

         Section 5.11  Director and Officer Indemnification.

         (a) Indemnification. Buyer and Merger Sub agree that, for a period of six (6) years after the Effective Time, all rights to indemnification existing as of the Effective Time in favor of the current and former directors, officers and employees of the Company at or prior to the Effective Time ("Indemnified Employees") as provided for in the Company's articles of incorporation and by-laws shall continue (without amendment or modification in any way unless required by law) in full force in the articles of incorporation and bylaws of the Surviving Corporation. Buyer shall (i) assume, as of the Effective Time, all obligations of the Company under
Article VII of the Company's Certificate of Incorporation, as currently in effect, and Article VIII of the By-laws of the Company, as currently in effect, and (ii) pay all amounts that become due and payable under such provisions. In addition, from and after the Effective Time, Buyer shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and the Indemnified Employees existing prior to the date hereof. After the Effective Time, Buyer and the Surviving Corporation shall establish such additional indemnification arrangements in favor of the Indemnified Employees as may be necessary so that the Indemnified Employees shall have the benefit of the maximum indemnification arrangements available to the directors and officers of the Surviving Corporation for all events or actions occurring subsequent to the Effective Time.

         (b) Insurance. For a period of six (6) years after the Effective Time, Buyer and Merger Sub shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company at the Effective Time, provided that Buyer and Merger Sub may substitute therefor policies of at least the same coverage containing terms that are no less advantageous to the insured with respect to matters occurring prior to the Effective Time in respect of the management of the Company than the policies currently held by the Company, to the extent such coverage is available on commercially reasonable terms. In the event that directors' and officers' liability coverage of the type described in the preceding sentence should at any time during the six (6)-year period following Closing cease to be available on commercially reasonable terms, then, for the remainder of such six (6)-year period, Buyer and Merger Sub shall cause to be maintained in effect policies covering matters occurring prior to the Effective Time in respect of the management (including officers and directors of the Company prior to the Effective Time) of the Company of at least the same coverage and containing terms that are no less advantageous to the insured than the policies then held by Buyer for the benefit of any of its senior officers or directors.

         (c) Successors. This Section 5.11 shall survive the consummation of the Merger and shall be binding on all successors and assigns of the Surviving Corporation and Buyer. In the event that Buyer or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that such successors and assigns shall assume all obligations set forth in this Section 5.11. The provisions of this Section
5.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Employee, his or her heirs, and his or her representatives or assigns.

         Section 5.12  No Solicitation.

         Neither the Company nor any agent, officer, director or any representative thereof shall, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly,
(a) solicit, encourage or initiate the submission of proposals or offers from any person or entity for, (b) participate in any discussions pertaining to, or
(c) furnish any information to any person or entity, other than Buyer, relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination involving the Company. If the Company receives any unsolicited offer or proposal relating to any of the above, the Company shall immediately notify Buyer thereof, including the identity of the party making such offer or proposal and the specific terms of such offer or proposal.

                                   Article VI

                                   CONDITIONS
                                   ----------

         Section 6.1 Conditions Precedent to Obligations of Buyer, Merger Sub and the Company. The respective obligations of Buyer, Merger Sub and the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

         (a) No Injunction or Other Governmental Action. (i) No preliminary or permanent injunction or other order issued by any court of competent jurisdiction or by any governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity after the date of this Agreement which prohibits the consummation of the transactions contemplated hereby shall be in effect; and (ii) no Governmental Entity or body shall have instituted any suit, action, or legal or administrative proceeding to restrain, enjoin or otherwise question the validity or legality of the transactions contemplated by this Agreement and no order or decree so restraining or enjoining such transactions shall be in effect.

         (b) Statutory Requirements, Regulatory Approvals. All Regulatory Approvals and all other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by, any Governmental Entities necessary to effect the transactions contemplated by this Agreement shall have occurred, been filed or been obtained; and all other Required Consents shall have been obtained and shall be in full force and effect.

         Section 6.2 Conditions Precedent to Obligation of the Company. The obligation of the Company to consummate the transactions provided for in this Agreement is subject to fulfillment of each of the following conditions:

         (a) Corporate Action by Buyer and Merger Sub. All corporate action necessary on the part of Buyer and Merger Sub to authorize the execution, delivery and performance of this Agreement by Buyer and Merger Sub and the consummation by Buyer and

Merger Sub of the transactions contemplated hereby (including appropriate affirmative votes of stockholders as required by law) shall have been duly and validly taken.

         (b) Approval by the Stockholders. The Merger and this Agreement shall be approved by the Stockholders, which approval, it is understood, will consist solely of the affirmative vote of William H. and Lee Anne F. Geiger, as holders of all shares of Class A Common.

         (c) Accuracy of Buyer's and Merger Sub's Representations and Warranties; Covenants of Buyer. The representations and warranties of Buyer and Merger Sub contained in this Agreement (except as affected by the transactions contemplated in this Agreement) that are qualified as to materiality shall be true and correct and the representations and warranties of Buyer and Merger Sub set forth in this Agreement and that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement (except to the extent cured prior to the Closing Date) and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties are given as of a particular date and relate solely to a particular date or period. Buyer shall have complied in all material respects with all covenants contained in this Agreement to be performed by it prior to Closing.

         (d) Deliveries. Each of the deliveries required under Section 2.12(a) shall have been prepared or made to the reasonable satisfaction of the Company and its counsel.

         Section 6.3 Conditions Precedent to Obligation of Buyer and Merger Sub. The obligation of Buyer and Merger Sub to consummate the transactions provided for in this Agreement is subject to fulfillment of each of the following conditions:

         (a) Corporate Action by the Company. All corporate action necessary on the part of the Company to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including appropriate affirmative votes of stockholders as required by law) shall have been duly and validly taken.

         (b) Representations and Warranties of the Company; Covenants of the Company. The representations and warranties of the Company contained in this Agreement (except as affected by the transactions contemplated in this Agreement) that are qualified as to materiality shall be true and correct and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement (except to the extent cured prior to the Closing Date) and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties are given as of a particular date and relate solely to a particular date or period; and the Company shall have complied in all material respects with all covenants contained in this Agreement to be performed by them prior to Closing.

         (c) Deliveries. Each of the deliveries required under Section 2.12(b) shall have been prepared or made to the reasonable satisfaction of Buyer and its counsel.

         (d) Demand Note. The Demand Note shall have been repaid in full.

                                  Article VII

                                 INDEMNIFICATION
                                 ---------------

         Section 7.1  Indemnification by the Stockholders. Subject to
Section 7.3, the Stockholders, jointly and severally, shall indemnify, defend and hold Buyer, Merger Sub and Buyer's Affiliates harmless from and against any and all Liabilities, losses, damages and costs (collectively, "Losses") asserted against, imposed on, or incurred or suffered by Buyer, Merger Sub, the Company or the Surviving Corporation as a result of (a) the inaccuracy of any representation or the breach of any warranty set forth in Article III, any Schedule thereto or in any agreement or certificate executed and delivered by the Company pursuant to this Agreement; or (b) the non-fulfillment of any unwaived covenant or agreement on the part of the Company set forth in this Agreement or in any agreement or certificate executed and delivered pursuant to this Agreement.

         Section 7.2  Indemnification by Buyer and Merger Sub. Subject to
Section 7.3, Buyer and Merger Sub shall, jointly and severally, indemnify, defend and hold the Stockholders harmless from and against any and all Losses asserted against, imposed on, or incurred or suffered by the Stockholders as a result of (a) the inaccuracy of any representation or the breach of any warranty set forth in Article IV or in any agreement or certificate executed and delivered by Buyer or Merger Sub pursuant to this Agreement; or (b) the nonfulfillment of any unwaived covenant or agreement on the part of Buyer or Merger Sub set forth in this Agreement or in any agreement or certificate executed and delivered pursuant to this Agreement.

         Section 7.3 Survival of Representations and Warranties; Limitations on Indemnification.

         (a) Survival. The representations and warranties in this Agreement and the indemnification provisions in this Agreement with respect thereto shall survive the Closing for a period of one year following the Closing Date, at which time they shall terminate and no claim shall thereafter be brought in respect of them; provided, however, that such termination shall not affect any claim for breach of any representation or warranty if written notice thereof, in reasonable detail, has been given to the breaching party prior to such termination date (in such case, the survival period for such representation and warranty shall continue solely with respect to such claim until such claim is fully resolved, but for the avoidance of doubt, shall not continue with respect to any new claims). The covenants of the Merger Parties set forth in this Agreement to be performed after the Closing shall survive until performed.

         (b) Limitation on Indemnification. Notwithstanding anything else in this Agreement to the contrary, (i) neither Buyer nor Merger Sub shall make any claim against the Stockholders for any Losses described in Section 7.1 until Buyer and Merger Sub together have suffered, incurred, sustained or become subject to such Losses in excess of Five Hundred Thousand Dollars ($500,000) (the "Deductible Amount"), (ii) if such Deductible Amount is exceeded, the Stockholders shall be required to pay to the indemnified parties only the amount by which the aggregate of such Losses exceed the Deductible Amount; and
(iii) the obligation and liability for any and all Losses and any other indemnification set forth in this Agreement of the Stockholders shall not, in any event, exceed fifteen percent (15%) of the Initial Purchase Price.

         (c) Insurance Proceeds. The amount payable by an indemnifying party to an indemnified party with respect to a Loss pursuant to the terms of this Agreement shall be reduced by the amount of any insurance proceeds received by the indemnified party with respect to such Loss.

         (d) Tax Benefits. If the amount with respect to which any claim is made under this Article VII (an "Indemnity Claim") gives rise to a currently realizable Tax Benefit to the party making the claim, the indemnity payment shall be reduced by the amount of the Tax Benefit available to the party making the claim. To the extent such Indemnity Claim does not give rise to a currently realizable Tax Benefit, if the amount with respect to which any Indemnity Claim is made gives rise to a subsequent realizable Tax Benefit to the party that made the claim, such party shall refund to the indemnifying party the amount of such Tax Benefit when, as and if realized. For the purposes of this Agreement, any subsequently realizable Tax Benefit shall be treated as though it were a reduction in the amount of the initial Indemnity Claim, and the Liabilities of the parties shall be determined as though both occurred at or prior to the time of the indemnity payment, except to the extent otherwise agreed by the parties or determined to be incorrect. A "Tax Benefit" means an amount by which the Tax liability of the party (or group of corporations including the party) is reduced (including by deduction, reduction of income by virtue of increased tax basis or otherwise, entitlement to refund, credit or otherwise) plus any related interest received from the relevant taxing authority arising from the indemnified claim and taking into account any tax consequences arising as the result of the indemnity obligation and payment. Where a party has other losses, deductions, credits or items available to it, the Tax Benefit from any losses, deductions, credits or items relating to the Indemnity Claim shall be deemed to be realizable proportionately with any other losses, deductions, credits or items. A Tax Benefit is "currently realizable" to the extent it can be reasonably anticipated that such Tax Benefit will be realized in the current taxable period or year or in any tax return with respect thereto (including through a carryback to a prior taxable period) or in any taxable period or year prior to the date of the Indemnity Claim. In the event that there should be a determination disallowing the Tax Benefit, the indemnifying party shall be liable to refund to the indemnified party the amount of any related reduction previously allowed or payment previously made to the indemnifying party pursuant to this
Section 7.3(d). The amount of the refunded reduction or payment shall be deemed a payment under this Section 7.3(d) and thus shall be paid subject to any applicable reductions under this Section 7.3(d).

         (e) Satisfaction of Indemnification Obligations. Notwithstanding any other provision of this Agreement, (i) all indemnification obligations of the Stockholders hereunder shall be satisfied from the Indemnification Escrow Account, to the full extent of funds available therein, in accordance with the provisions of Section 7.6, and to such extent shall constitute obligations of all Stockholders and an adjustment of the amount to be received by the Stockholders by way of distributions from the Indemnification Escrow Account;
(ii) except as set forth in clause (i), none of Buyer, Merger Sub or the Surviving Corporation shall have any recourse of any kind or nature against the Stockholders with respect to indemnification obligations of the Stockholders hereunder; and (iii) no Stockholder shall have any obligation to make any payment in respect of indemnification obligations of the Stockholders hereunder otherwise than by means of payment of such funds as are from time to time held in the Indemnification Escrow Account.

         Section 7.4   Indemnification Escrow Account.

         (a) Deposit of Funds into Indemnification Escrow Account. As security for the indemnity provided for in Section 7.1, at the Effective Time, Buyer shall deposit into the Indemnification Escrow Account, on behalf of the Stockholders, pro rata in accordance with their respective ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time, the Indemnification Escrow Amount, as contemplated by Section 2.7(b). The Merger Parties hereby agree and acknowledge that the Escrow Agent shall have no duty to solicit the delivery of the Indemnification Escrow Amount into the Indemnification Escrow Account.

         (b) Escrow Period; Final Distribution From the Indemnification Escrow Account. Subject to the following requirements, the Indemnification Escrow Account shall be established immediately following the Effective Time and shall terminate at 5:00 p.m., Washington, D.C. time, on the tenth (10th) Business Day following the Indemnification Escrow Termination Date; provided that the Indemnification Escrow Account shall not terminate on such date with respect to such remaining portion of the Escrow Funds then held therein if the Escrow Agent shall have received prior to such date a signed written notice from Buyer expressly stating that in the reasonable judgment of Buyer, subject to the objection of the Stockholder Representative and the subsequent arbitration of the matter in the manner provided in Section 7.5, the Indemnification Escrow Account is necessary to satisfy (i) any then pending unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent by Buyer prior to the Indemnification Escrow Termination Date, and (ii) any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent by Buyer prior to the Indemnification Escrow Termination Date with respect to facts and circumstances existing prior to the Indemnification Escrow Termination Date. As soon as all such claims have been resolved, the Stockholder Representative and Buyer shall deliver to the Escrow Agent a joint written instruction to distribute the remaining funds from the Indemnification Escrow Account and the Escrow Agent shall as soon as practicable thereafter distribute such amounts from the Indemnification Escrow Account as follows (x) first, to the Stockholder Representative, as provided in such instruction (which instruction shall state the dollar amount of all remaining unreimbursed expenses of the Stockholder Representative incurred in connection with the Indemnification Escrow Account, if any, and the applicable wire transfer instructions for delivery of such amounts), (y) second, to Buyer, as provided in such instruction (which instruction shall state the dollar figure of any amounts finally determined to be owed to Buyer in respect of indemnification claims hereunder, if any, and the applicable wire transfer instructions for delivery of such amounts), and
(z) third, to the Stockholders, as provided in such instruction (which instruction shall list the names and wire transfer instructions or addresses (for payment by check) of each Stockholder and the amount of funds to be delivered from the Indemnification Escrow Account to each Stockholder, if any, which amounts shall be calculated from their respective pro rata portions of the funds remaining in the Indemnification Escrow Account in accordance with their ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time).
                                     - 50 -

         Section 7.5 Method of Asserting Claims. All claims for indemnification by a party entitled to be indemnified hereunder shall be asserted and resolved as follows:

         (a) Claims Upon Indemnification Escrow Account. Upon receipt by the Escrow Agent at any time prior to the Indemnification Escrow Termination Date of a certificate signed by an Authorized Person of Buyer in a form to be agreed upon by the Parties prior to Closing (an "Officer's Certificate"): (i) stating that Buyer has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (ii) specifying in reasonable detail the individual item of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentations, breach of warranty or covenant to which such items is related, the Escrow Agent shall, subject to the provisions of Sections 7.5(b) and (c), distribute to Buyer from the Indemnification Escrow Account, as promptly as practicable, funds in an amount equal to such Losses and shall have no responsibility to verify the accuracy of any information contained in such certificate, nor shall the Escrow Agent incur any liability for acting in accordance with such certificate.

         (b) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered by Buyer to the Stockholder Representative and for a period of thirty
(30) calendar days after delivery to the Escrow Agent, the Escrow Agent shall make no distribution to Buyer of any funds contained in the Indemnification Escrow Account pursuant to Section 7.5(a) unless the Escrow Agent shall have received written and signed authorization from the Stockholder Representative to make such distribution. After the expiration of such thirty (30) calendar day period, the Escrow Agent shall distribute funds from the Indemnification Escrow Account in accordance with Section 7.5(a), provided that no such distribution may be made if the Stockholder Representative shall object in a signed written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) calendar day period. Escrow Agent shall have no responsibility to verify the accuracy of any information contained in such statement, nor shall the Escrow Agent incur any liability for acting in accordance with such statement.

         (c) Resolution of Conflicts; Arbitration.

               (i) In case the Stockholder Representative shall timely so object in writing to any claim or claims made in any Officer's Certificate, the Stockholder Representative and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by Buyer and Stockholder Representative and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute funds from the Indemnification Escrow Account in accordance with the terms thereof.

              (ii) If no such agreement can be reached after good faith negotiation, either Buyer or the Stockholder Representative may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Buyer and the Stockholder Representative. In the event that within forty-five (45) calendar days after submission of any dispute to arbitration, Buyer and the Stockholder Representative cannot mutually agree on one arbitrator, Buyer and the Stockholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrator or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the Stockholder Representative and Buyer, and notwithstanding anything in Section 7.5(a) or (b), the decision shall be delivered to the Escrow Agent under cover of a letter signed by the prevailing party and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Indemnification Escrow Account in accordance therewith and shall not incur any liability for acting in accordance with such decision. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

             (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Washington, D.C. under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

         (d) Third-Party Claims. In the event Buyer becomes aware of a third-party claim which Buyer believes may result in a demand against the Indemnification Escrow Amount, Buyer shall notify the Stockholder Representative of such claim, and the Stockholder Representative and the Stockholders shall be entitled, at their expense, to participate in any defense of such claim. Buyer shall have the right in its sole discretion to settle any such claim; provided, however, that, except with the consent of the Stockholder Representative, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim against the Indemnification Escrow Account. In the event that the Stockholder Representative has consented to any such settlement and Buyer has timely delivered to the Escrow Agent the Officer's Certificate contemplated in Section 7.5(a), the Stockholder Representative shall have no power or authority to object under any provision of this Article to the amount of any claim by Buyer against the Indemnification Escrow Account with respect to such settlement.

         Section 7.6 Exclusive Remedy. Except as set forth in Section 11.10, the foregoing indemnification provisions in this Article VII shall be the exclusive remedy of Buyer and Merger Sub against the Stockholders and by the Stockholders against Buyer or the Merger Sub for Losses hereunder, provided that nothing contained in this Agreement shall relieve or limit the liability of any party or any officer or director of such party from any liability arising out of or resulting from actual fraud or intentional misrepresentation in connection with the transactions contemplated by this Agreement or in connection with the delivery of any of the documents referred to herein. For purposes of this Agreement and this Section 7.6, a Stockholder shall not be deemed to have Knowledge of the existence or the nonexistence of any facts or circumstances with respect to a representation or warranty set forth in
Article III and not expressly qualified as to Knowledge which is subsequently determined to be untrue or otherwise breached solely by virtue of having made such a representation or warranty set forth in Article III without qualification as to Knowledge.

                                  Article VIII

                                   TAX MATTERS
                                   -----------

         Section 8.1  Tax Returns.

         (a) Tax Periods Ending On or Before the Closing Date. Buyer and the Surviving Corporation shall prepare or cause to be prepared, using the accounting and tax preparation services of Ernst & Young LLP, and shall duly and timely file or cause to be filed all Tax Returns for the Company for taxable periods ending on or before the Closing Date which are filed after the Closing Date. Buyer and the Surviving Corporation shall permit the Stockholder Representative and his or her advisors to review and comment on each such Tax Return prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Stockholder Representative (including application of the installment method). The Stockholder Representative shall direct the Escrow Agent in a signed writing to distribute to the Surviving Corporation from funds comprising the Indemnification Escrow Amount an amount equal to the portion of Company Taxes reported on such Tax Returns that relate to the portion of such taxable period ending on or before the Closing Date that were not paid before the Closing Date or that were not reserved for on the Closing Date Balance Sheet in a manner consistent with past practice of the Company, except to the extent that such Taxes are allowable and recoverable costs for inclusion in the costs of agreements with Governmental Entities.

         (b) Tax Periods Beginning Before and Ending After the Closing Date. Buyer and the Surviving Corporation shall file or cause to be filed any Tax Returns of the Company for tax periods that begin before the Closing Date and end after the Closing Date and pay all Taxes owed by the Company for such periods, including all payroll taxes relating to the Option Cashout Amounts and the Option Non-Cashout Amounts. The Company shall remit all payroll taxes related to the Option Cashout Amounts prior to the Closing Date or reflect the full amount of the liability for such payroll taxes in the Closing Date Balance Sheet. The Stockholder Representative shall direct the Escrow Agent in a signed writing to distribute to the Surviving Corporation from funds comprising the Indemnification Escrow Amount within fifteen (15) Business Days after the date on which such Taxes are paid with respect to such periods an amount equal to the portion of such Taxes that relate to the portion of such taxable period ending on the Closing Date that were not paid before the Closing Date or that were not reserved for on the Closing Date Balance Sheet in a manner consistent with past practice of the Company, except to the extent that such Taxes are allowable and recoverable costs for inclusion in the costs of agreements with Governmental Entities. For purposes of this Section 8.1(b), in the case of any Taxes that are payable by the Company for a taxable period that ends after the Closing Date, the portion of such Tax payable by the Company which relates to the portion of such taxable period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (ii) in the case of any Tax based upon or related to income or receipts be equal to the amount which would be payable by the Company if the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company (taking into account (i) the Tax status of the Company for such period, including its Subchapter S corporation status for federal income Tax purposes and any similar status for other Tax purposes, and
(ii) Taxes that are allowable costs and recoverable for inclusion in the costs of agreements with Governmental Entities).

         Section 8.2  Certain Contest Rights.

         (a) Promptly after receipt by Buyer, the Company or any Stockholder of a written notice of any demand, claim or circumstance that, either at such time or after the lapse of time, might give rise to an adjustment or audit of any Tax Return of the Company for periods (i) ending on or prior to the Closing Date, or
(ii) beginning before and ending after the Closing Date, the party receiving such notice shall notify Buyer and the Stockholder Representative (the "Tax Claim Notice"). The Tax Claim Notice shall contain factual information (to the extent known to the party receiving the inquiry or notice from the taxing authority) describing such demand, claim or circumstance, including any asserted tax liability (an "Asserted Tax Claim") in reasonable detail and shall include copies of any notice or other document received in respect of any such Asserted Tax Claim.

         (b) Each Stockholder, if such Stockholder desires to contest any such Asserted Tax Claim, shall through counsel of such Stockholder's own choosing and at their own expense, compromise or contest, either administratively or in the courts, any such Asserted Tax Claim. Any settlement of an Asserted Tax Claim of the Company shall be entered into only upon the written agreement of Buyer. In such event, Buyer and the Surviving Corporation shall promptly empower and shall cause the Company to empower (by power of attorney and such other documentation as may be appropriate) such representative of each such Stockholder as they may designate to represent Buyer, or the Surviving Corporation in any audit, claim or refund or administrative or judicial proceeding insofar as such audit, claim for refund or proceeding involves an Asserted Tax Claim. If Buyer withholds its consent to any proposed settlement to any Asserted Tax Claim (a "Proposed Settlement"), then each such Stockholder's liability with respect to the subject matter of the Proposed Settlement shall be limited to the amount that such liability would have been if the Proposed Settlement had been accepted and Buyer shall be responsible for all expenses incurred thereafter in connection with the contest of such tax audit or proceeding except to the extent that the final settlement imposes less liability on such Stockholder than the Proposed Settlement would have imposed (taking into account such Stockholder's share of such expenses).

         Section 8.3 Cooperation and Exchange of Information. Each of the Merger Parties will provide each other with such cooperation and information as any of them may reasonably request of the other in filing any Tax Return of the Company, amended return or claim for refund, determining a liability for Taxes of the Company or a right to a refund of Taxes of the Company or in conducting any audit or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns of the Company or portions thereof, together with accompanying schedules and related work papers and documents that are reasonably relevant to rulings or other determinations by taxing authorities. Each of the Merger Parties shall make its representatives available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. Buyer and the Surviving Corporation shall give the Stockholder Representative reasonable written notice prior to transferring, destroying or discarding any Books and Records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before or on the Closing Date and, if the Stockholder Representative so requests, Buyer and the Surviving Corporation shall allow the Stockholder Representative to take possession of such Books and Records.

         Section 8.4  Refunds.

         (a) In the event that Buyer or the Company receives a refund or credit of Tax of the Company for which the Stockholders made a payment (or a distribution was made by the Escrow Agent on behalf of the Stockholders) pursuant to Section 8.2 of this Agreement or any other provision of this Agreement, then Buyer or the Company, as the case may be, shall promptly deposit into the Indemnification Escrow Account, if such account still exists, or otherwise to the Stockholders, the amount of such refund (including any accrued interest paid in respect of such refunded Tax) or credit to the extent the refund or credit represents payments made by or for the Stockholders with respect to events occurring prior to the Closing Date. Each Stockholder shall, as a condition to receiving any such refund or credit, agree jointly and severally with all other Stockholders receiving the refund or credit, in the event that any refund or credit of Taxes for which a payment has been made to the Stockholders pursuant to this
Section 8.4(a) is subsequently reduced or disallowed, to indemnify and hold harmless the payor for any Tax liability assessed against such payor by reason of the reduction or disallowance.

         (b) In the event that the Stockholders receive a refund or credit of Tax of the Company for which Buyer or the Company made a payment pursuant to
Section 8.2 or any other provision of this Agreement, then the Stockholders shall promptly pay to Buyer or the Company, as the case may be, the amount of such refund (including any accrued interest paid in respect of such refunded
Tax) or credit to the extent the refund or credit represents payments made by or for Buyer or the Surviving Corporation with respect to events occurring after the Closing Date. Each of Buyer and the Surviving Corporation shall agree jointly and severally that, as a condition to receiving any such refund or credit, in the event that any refund or credit of Taxes for which a payment has been made to Buyer or the Surviving Corporation pursuant to this Section 8.4(a) is subsequently reduced or disallowed, to indemnify and hold harmless the payor for any Tax liability assessed against such payor by reason of the reduction or disallowance.

         Section 8.5 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any transfer Tax triggered by a deemed sale of Company assets by reason of the Stockholders'
Section 338(h)(10) election or similar election under state Law), shall be paid one-half by Buyer and, subject to the provisions of Section 7.5, one-half by the Escrow Agent from the Indemnification Escrow Account when due, provided an Officer's Certificate setting forth such amount is provided to the Escrow Agent by Buyer, and the party required by applicable law will file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the other parties will, and will cause their affiliates to, join in the execution of any such Tax Returns and other documentation. The expense of such filings shall be paid one-half by Buyer and, subject to the provisions of
Section 7.5, one-half by the Escrow Agent from the Indemnification Escrow Account, provided an Officer's Certificate setting forth such amount is provided to the Escrow Agent by Buyer.

                                   Article IX

                                  ESCROW AGENT
                                  ------------

         Section 9.1 Appointment of Escrow Agent. The Company, Buyer and Merger Sub hereby appoint the Escrow Agent to serve as an escrow agent to receive, hold, administer, and deliver the Escrow Funds in accordance with this Agreement, and Escrow Agent hereby accepts its appointment, pursuant to the terms and subject to the conditions set forth herein.

         Section 9.2  Protection of Escrow Funds. The Escrow Agent shall
(i) hold and safeguard the Escrow Funds as escrow property, (ii) be under no duty to afford the Escrow Funds any greater degree of care than it gives its own similar property, (iii) not treat such Escrow Funds as the property of Buyer, and (iv) hold and dispose of the Escrow Funds only in accordance with the terms hereof.

         Section 9.3 Investment of Escrow Funds. The Escrow Agent shall initially invest and reinvest the Escrow Funds in 90-day United States treasury bills, and any residual cash balances in the Citibank Market Deposit Account, which is a deposit account of the Escrow Agent, and from time to time thereafter as the Stockholder Representative and the Surviving Corporation shall direct the Escrow Agent in a joint written instruction signed by each of the Stockholder Representative and the Surviving Corporation notwithstanding that (A) the Escrow Agent or an affiliate of the Escrow Agent charges and collects fees and expenses from such fund for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm's length) and
(B) the Escrow Agent charges and collects fees and expenses for services rendered pursuant to this Agreement. Neither the Escrow Agent nor any of its affiliates shall be required to account for any profits or benefits received for services described in clause (A) or (B) above. Neither the Escrow Agent nor any of its affiliates assume any duty or liability for monitoring the rating of the selected investment. If, at any time during the term of this Agreement, an investment selection is not made, the Escrow Funds on deposit in the Escrow Accounts shall be invested in 90-day United States treasury bills, with any residual cash balances to be deposited in the Citibank Market Deposit Account. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the funds on deposit in the Escrow Accounts, provided that the Escrow Agent has made such investment, reinvestment or liquidation of the funds on deposit in the Escrow Accounts in accordance with the terms, and subject to the conditions, of this Agreement. The investments in which the funds on deposit in the Escrow Accounts are invested from time to time may be held by the Escrow Agent directly or through any clearing agency or depository (collectively, the "Clearing Agency") including the Federal Reserve/Treasury Book-Entry System for United States and federal agency securities, and the Depository Trust Company. The Escrow Agent shall not have any responsibility or liability for the actions or omissions to act on the part of any Clearing Agency. The Escrow Agent is authorized, for any such investments at any time held hereunder, to register such investment in the name of one or more of its nominee(s) or the nominee(s) of any Clearing Agency in which the Escrow Agent has a participant account, and such nominee(s) may sign the name of any of the parties hereto and guarantee such signature in order to transfer securities or certify ownership thereof to tax or other governmental authorities. Any investment direction contained herein may be executed through an affiliated broker or dealer of the Escrow Agent and such broker or dealer shall be entitled to its usual and customary fee. The Escrow Agent shall have no obligation to invest or reinvest any portion of the Escrow Funds on the day of the deposit if such funds are deposited with the Escrow Agent after 11:00 a.m. (New York time) on such day. In such event, the Escrow Agent shall invest or reinvest such funds on or prior to the following Business Day in New York. Instructions to invest or reinvest that are received after 11:00 a.m. (New York time) will be treated as if received on the following Business Day in New York.

         Any interest accruing on, and other earnings on investment of, the Escrow Funds shall be deemed to be a part of the Escrow Funds, and the Stockholders shall be liable for taxes thereon. Any loss or expense incurred as a result of an investment will be borne by the Escrow Funds. The Merger Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of the Escrow Funds or the purchase, sale, retention or other disposition of any investment. The Escrow Agent is hereby authorized to execute purchases and sales of investments as permitted hereunder through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to each of Buyer and the Stockholder Representative on a monthly basis reflecting activity in the Escrow Accounts for the preceding month.

         The Escrow Agent does not have any interest in the Escrow Funds deposited hereunder but is serving as escrow holder only and having only possession thereof. Buyer shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other similar taxes relating to or incurred in connection with the Escrow Funds and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Escrow Funds shall be subject to withholding regulations then in force with respect to United States federal taxation. On or prior to the Effective Date, each of the Merger Parties will provide the Escrow Agent with a completed Form W-9 for tax identification number certifications ("Form W-9") and the Company will provide the Escrow Agent with each Stockholder's completed Form W-9. The Escrow Agent shall be responsible only for income reporting to the Internal Revenue Service with respect to income earned on the Escrow Funds. Pursuant to such income reporting, the Escrow Agent shall prepare and deliver to each Stockholder a Form 1099-B to the extent required by, and in accordance with, U.S. Treasury Regulations. The Escrow Agent shall have no responsibility to verify the accuracy of, nor incur any liability for acting in accordance with, any information contained in the Form W-9s received by it. This Section 9.3 shall survive notwithstanding the termination of this Agreement and the resignation or removal of the Escrow Agent.

         Section 9.4  Escrow Agent's Duties.

         (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by any officer of Buyer designated on Section 9.4 of the Buyer's and Merger Sub's Disclosure Schedule (each such person and any additional or replacement persons so designated by such a person, an "Authorized Person"; each of which shall execute and deliver to the Escrow Agent at or prior to Closing, or upon addition or replacement of another Authorized Person, a Certificate of Incumbency substantially in the form of Exhibit H) and the Stockholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties, including the Authorized Persons. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Escrow Agent shall not incur any liability and shall be fully indemnified for acting upon the direction of any Authorized Person.

         (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any Person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any Person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of (i) the Merger Parties executing or delivering or purporting to execute or deliver this Agreement or (ii) the Merger Parties or the Stockholder Representative executing or delivering or purporting to execute or deliver any documents or papers deposited or called for hereunder.

         (d) In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent, as adjudicated by a court of competent jurisdiction. The Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

         (e) If any controversy arises between the Parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and Escrow Funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and Escrow Funds held in escrow, except all cost, expenses, charges and reasonable attorneys' fees incurred by the Escrow Agent due to the interpleader action and which the Merger Parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

         (f) The Merger Parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent and its employees, officers and directors (each, an "Indemnified Party") harmless against any and all losses, claims, damages, Liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on an Indemnified Party or incurred by an Indemnified Party in connection with the performance of his/her duties under this Agreement, including any litigation arising from this Agreement or involving its subject matter other than arising out of its gross negligence or willful misconduct. This Section 9.4(f) shall survive notwithstanding the termination of this Agreement and the resignation or removal of the Escrow Agent.

         (g) The Escrow Agent may resign at any time upon giving at least thirty
(30) calendar days written notice to Buyer and the Stockholder Representative; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the Merger Parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) calendar days after receiving such notice. If the Merger Parties fail to agree upon a successor escrow agent within such time, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The successor escrow agent shall execute and deliver to the Parties an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon the earlier to occur of (i) appointment of a successor escrow agent, and (ii) delivery of the Escrow Funds to a court of competent jurisdiction, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

         (h) The Escrow Agent shall incur no liability hereunder for failing to perform any act or fulfill any obligation hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility).

         (i) Each of the Merger Parties recognizes that the Escrow Agent and its affiliates may engage in transactions and/or businesses adverse to one or more of the Merger Parties or in which parties adverse to one or more of the Merger Parties may have interests. Nothing in this Agreement shall (i) preclude the Escrow Agent and any of its affiliates from engaging in such transactions or businesses, or (ii) obligate the Escrow Agent and any of its affiliates to
(a) disclose such transactions and/or businesses to any of the Merger Parties, or (b) account for any profit made or payment received in, or as a part of, such transactions and/or businesses. Nothing herein shall be deemed to (i) give rise to a partnership or joint venture or (ii) establish a fiduciary or similar relationship, among the Parties.

         Section 9.5 Escrow Agent Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Buyer in accordance with the fee schedule separately agreed to between Buyer and Escrow Agent, attached hereto as Exhibit I. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the Merger Parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys' fees, including allocated costs of in-house counsel, and occasioned by such default, delay, controversy or litigation ("Special Escrow Agent Costs"). Buyer promises to pay the Special Escrow Agent Costs upon demand. This Section 9.5 shall survive notwithstanding the termination of this Agreement and the resignation or removal of the Escrow Agent. Notwithstanding anything to the contrary stated herein, all Special Escrow Agent Costs that are incurred by the Escrow Agent as a result of a situation or dispute in which it is determined that the Stockholders (as evidenced by Stockholder Representative's written consent) were solely or primarily liable may be paid from funds in the Indemnification Escrow Account, except in the event that there are no funds or insufficient funds in the Indemnification Escrow Account, in which case Buyer shall pay the Escrow Agent for any and all unpaid amounts owed by the Stockholders.

         Section 9.6  Stockholder Representative; Power of Attorney.

         (a) Stockholder Representative. In the event that the Merger is approved, effective upon such vote, and without further act of any Stockholders, the Stockholder Representative shall be appointed as agent and attorney-in-fact for each Stockholder of the Company, for and on behalf of the Stockholders, to give and receive notices and communications, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to claims, and to take all actions necessary or appropriate in the judgment of Stockholder Representative for the accomplishment of the foregoing. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive compensation for his or her services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from each of the Stockholders.

         (b) No Liability. The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and in the exercise of reasonable judgment. The Stockholders on whose behalf funds were contributed to the Escrow Accounts shall severally indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative. Amounts payable to the Stockholder Representative pursuant to the preceding sentence shall be paid out of amounts otherwise distributable to the Stockholders from the Adjustment Escrow Account to the extent thereof and thereafter the Indemnification Escrow Account, and in any event prior to the distribution of any such monies to the Stockholders. Notwithstanding anything in this Agreement to the contrary, the Stockholder Representative may claim reimbursement from funds on deposit in the Escrow Accounts for expenses incurred in connection with his duties as Stockholder Representative hereunder at any time so long as funds remain in the Escrow Accounts. To claim reimbursement for such expenses, the Stockholder Representative shall deliver a signed written invoice of such expenses (indicating thereon the dollar amount of such expenses incurred in connection with the Adjustment Escrow Account which is to be reimbursed from the Adjustment Escrow Account and the dollar amount of such expenses incurred in connection with the Indemnification Escrow Account which is to be reimbursed from the Indemnification Escrow Account) to the Escrow Agent, with a copy to Buyer, and the Escrow Agent shall, as soon as practicable thereafter, distribute to the Stockholder Representative the invoiced amount from the funds on deposit in the Adjustment Escrow Account or the Indemnification Escrow Account, as applicable, in accordance with the wire transfer instructions set forth in such invoice. The Escrow Agent shall have no responsibility to verify the accuracy of any information contained in such invoice, nor shall the Escrow Agent incur any liability for acting in accordance with such invoice.

         (c) Actions of the Stockholder Representative. A decision, act, consent or instruction of the Stockholder Representative shall constitute a decision of all the Stockholders for whom a portion of the funds otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Stockholders, and the Escrow Agent and Buyer may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every such Stockholder. The Escrow Agent and Buyer are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

                                   Article X

                            TERMINATION OF AGREEMENT;
                    PAYMENT OF EXPENSES; WAIVER OF CONDITIONS
                    -----------------------------------------

         Section 10.1 Termination of Agreement. Anything herein to the contrary notwithstanding, this Agreement may be terminated at any time (such date of termination being the "Termination Date") before the Closing Date as follows, and in no other manner:

         (a) Mutual Consent. By mutual written consent of Buyer and the Company with a copy of such consent delivered to the Escrow Agent; or

         (b) Either Party. By either Buyer or the Company if (i) the Closing shall not have occurred on or prior to the Voluntary Termination Date; provided, however, that no Merger Party may terminate this Agreement in accordance with this Section 10.1(b)(i) if the failure to consummate the Closing shall be due to the breach by the Merger Party seeking to terminate this Agreement of its obligations and covenants under this Agreement, in which case, the foregoing date shall be extended by the period of delay due to such breach, (ii) there shall be a final nonappealable order of a federal or state court of competent jurisdiction in effect preventing the consummation of the transactions contemplated hereby, (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger Parties by any Governmental Entities that would make the Merger illegal, (iv) there shall have occurred after the date hereof any event that makes it impossible to satisfy a condition precedent to the Merger Party's obligations to consummate the transactions contemplated by this Agreement, unless the occurrence of such event is due to the failure of the Merger Party to perform or comply with any of the agreements, covenants, or conditions hereof to be performed or complied with by such Merger Party prior to the Closing, or (v) if either the Company, on the one hand, or Buyer or Merger Sub, on the other hand, respectively, becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors' arrangement, composition or comparable proceeding, or such proceeding is instituted against such other Merger Party (and not dismissed within sixty (60) days).

         Section 10.2 Payment of Expenses. In the event that this Agreement shall be terminated pursuant to this Article X, (a) all obligations of the Parties under this Agreement shall terminate and there shall be no ongoing liability of any party to any other party hereto, except as expressly provided herein and (b) each of the Merger Parties will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel, its auditors and its actuaries. No termination of this Agreement shall in any manner affect or alter the liability of any party hereto for any breach of its obligations hereunder prior to the Termination Date.

                                   Article XI

                                  MISCELLANEOUS
                                  -------------

         Section 11.1 Amendments. Subject to applicable law, this Agreement and any Exhibit or Schedule attached hereto (other than any terms or conditions affecting the Escrow Agent, the Escrow Funds or the Escrow Accounts) may be amended at any time prior to the Closing Date by an instrument in writing duly signed by or on behalf of each of the Merger Parties. Any term or condition of this Agreement and any Exhibit or Schedule attached hereto that affects the Escrow Agent, the Escrow Funds, or the Escrow Accounts may be amended at any time by an instrument in writing duly signed by each of the Merger Parties, the Escrow Agent and the Stockholder Representative.

     Section 11.2 Governing Law; Submission to Jurisdiction. This agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the District of Delaware and of any Delaware state court for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and any right to which it may be entitled on account of its place of residence or domicile.

         Section 11.3 Notices. All written instructions, waivers, notices, requests, demands or other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of receipt if served personally, (ii) on the next Business Day if served by confirmed facsimile or other similar communication, (iii) on the first Business Day after sending if sent for guaranteed next day delivery by Federal Express or other nationally recognized next-day courier service or (iv) on the tenth Business Day after mailing if mailed to the Party or Parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

         If to Buyer or Merger Sub:

                              ManTech International Corporation
                              12015 Lee Jackson Highway
                              Fairfax, VA  22033-3300
                              Attention:  John A. Moore, Jr.
                              Facsimile:  (703) 218-8296

                  If to the Stockholders or the Stockholder Representative:

                              William H. Geiger
                              2501 North Nelson St.
                              Arlington, VA 22207
                              Facsimile:  (703) 522-1267

                  If to the Company:

                              Aegis Research Corporation
                              7799 Leesburg Pike
                              Suite 1100 North
                              Falls Church, VA 22043
                              Attention:  Chief Executive Officer
                              Facsimile:  (703) 847-5787

                  With a copy, in the case of the Company, the Stockholders or the Stockholder Representative, to:

                              Covington & Burling
                              1201 Pennsylvania Avenue, N.W.
                              Washington, D.C. 20004
                              Attention:  Edward C. Britton
                              Facsimile:  (202) 778-5248

                  If to Escrow Agent:
                              Citibank, N.A.
                              The Citigroup Private Bank
                              120 Broadway, 2nd Floor

                              New York, NY  10271
                              Attention:  John P. Howard
                              Telephone:  (212) 804-5468
                              Facsimile:  (212) 804-5401

                  With a copy, in the case of the Escrow Agent, to:

                              Patterson, Belknap, Webb & Tyler LLP
                              1133 Avenue of the Americas
                              New York, NY  10036
                              Attention:  Herman H. Raspe, Esq.
                              Telephone:  (212) 336-2301
                              Facsimile:  (212) 336-2222

         Any party may change its address for purposes of this Section 11.3 by giving the other Parties notice of the new address in the manner set forth above.

         Section 11.4 Assignment and Binding Effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other Parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Company, Buyer, Merger Sub, and Escrow Agent.

         Section 11.5 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, including the Company's Disclosure Schedule and Buyer's and Merger Sub's Disclosure Schedule, that certain confidentiality agreement entered into by or on behalf of Buyer and the Company in respect of the transactions contemplated hereby, dated as of April 15, 2002, and other documents delivered pursuant hereto, referred to herein or executed and delivered in connection with the transactions contemplated hereby contain the entire agreement among the Parties with respect to the transactions contemplated herein and supersede all previous negotiations, commitments and writings.

         Section 11.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 11.7 Counterparts. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed an original. Copies of executed counterparts transmitted by telecopy, facsimile or other electronic transmission service shall be considered original executed counterparts, provided receipt of copies of such counterparts is confirmed. Each of the Merger Parties agrees to provide original signatures to the Escrow Agent within fifteen (15) days after execution.

         Section 11.8 Waiver. No delay or omission to exercise any right, power or remedy accruing to Buyer, Merger Sub, Escrow Agent or the Company upon any breach or default of

Buyer, Merger Sub, Escrow Agent or the Company under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

         Section 11.9 Headings. The Table of Contents and the Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         Section 11.10 Specific Performance. The Merger Parties acknowledge and agree that any breach of the terms of this Agreement by one or more of the Merger Parties would give rise to irreparable harm for which money damages would not be an adequate remedy. Accordingly, the Merger Parties agree that with respect to a breach of the terms of this Agreement by one or more of the Merger Parties, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

         Section 11.11 The Stockholders and the Stockholder Representative. Any provision in this Agreement that grants rights or remedies to the Stockholders shall be deemed to be for the joint and several benefit of the Stockholders, unless otherwise specifically provided. Notwithstanding the foregoing, Buyer, Merger Sub, Escrow Agent and the Surviving Corporation shall be entitled to conclusively rely as to any obligation they may have hereunder to the Stockholders upon any written instruction, waiver, notice, request, demand or other communication delivered by or on behalf of the Stockholders by the Stockholder Representative.

         Section 11.12 Company's Disclosure Schedule; Estimates. Disclosure of any fact or item in any section of the Company's Disclosure Schedule hereto referenced by a particular Article or Section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other Section, be deemed to be disclosed with respect to that other Article or Section whether or not an explicit cross reference appears. The inclusion of an item on any section of the Company's Disclosure Schedule shall not constitute an admission that such item is material.


                                - End of Page --
                      [Signatures appear on following page]

         IN WITNESS WHEREOF, the Parties have each caused this Merger Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                 BUYER:

                                 MANTECH INTERNATIONAL CORPORATION

                                 By:  /s/ George J. Pedersen
                                     -------------------------------------------
                                      George J. Pedersen
                                      Chairman of the Board, Chief Executive
                                      Officer and President



                                 MERGER SUB:

                                 MANTECH BETA CORPORATION

                                 By:  /s/ George J. Pedersen
                                    --------------------------------------------
                                      George J. Pedersen
                                      Chairman of the Board, Chief Executive
                                      Officer and President



                                 COMPANY:

                                 AEGIS RESEARCH CORPORATION

                                 By:  /s/ William H. Geiger
                                    --------------------------------------------
                                      William H. Geiger
                                      President and Chief Executive Officer



                                 ESCROW AGENT:

                                 CITIBANK, N.A.

                                 By:  /s/ Kerry McDonough
                                    --------------------------------------------
                                      Name:  Kerry McDonough, VP
                                      Title: The Citigroup Private Bank
                                             120 Broadway/2nd Fl./Zn2
                                             New York, NY 10271
                                             212-804-5499


                      [Signature Page to Merger Agreement]